Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	January 22, 2019
FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President & Chief Executive Officer
David A. Dykstra, Senior Executive Vice President & Chief Operating Officer
(847) 939-9000
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Record Full-Year 2018 Net Income of $343.2 million, an Increase of 33% Over Prior Year and Fourth Quarter 2018 Net Income of $79.7 million, an Increase of 16% Over Prior Year

ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust” or “the Company”) (Nasdaq: WTFC) announced record net income of $343.2 million or $5.86 per diluted common share for the year ended December 31, 2018 compared to net income of $257.7 million or $4.40 per diluted common share for the same period of 2017. The Company recorded net income of $79.7 million or $1.35 per diluted common share for the fourth quarter of 2018 compared to net income of $91.9 million or $1.57 per diluted common share for the third quarter of 2018 and $68.8 million or $1.17 per diluted common share for the fourth quarter of 2017.

Highlights of the Fourth Quarter of 2018 *:

•
Total period-end loans increased by $697 million from the prior quarter. The increase included $119 million of loans acquired in relation to the previously-announced acquisition of certain assets and assumption of certain liabilities of American Enterprise Bank ("AEB") completed in early December.

•
Total deposits increased by $1.2 billion from the prior quarter. This increase included $151 million of deposits assumed in relation to AEB as well as additional incremental deposits generated subsequent to the previously-announced acquisition of Elektra Holding Company, LLC ("Elektra"), the parent company of Chicago Deferred Exchange Company, LLC ("CDEC"), offset by a reduction in brokered funds.

•
Period-end total loans outstanding ended the year $657 million higher than total average loans outstanding during the fourth quarter of 2018, providing positive momentum for net interest income in the first quarter of 2019.

•
Net interest margin increased by two basis points from the prior quarter which combined with $580 million of average earning asset growth created an increase in net interest income of $6.5 million from the prior quarter.

•	Market volatility and recent acquisitions resulted in the following items negatively impacting fourth quarter 2018 pre-tax earnings:

◦
An $8.5 million negative fair value adjustment recognized on mortgage servicing rights related to changes in valuation assumptions and pay-offs contributed to mortgage banking revenue decreasing by $17.8 million compared to the third quarter of 2018. Production revenue decreased due to lower origination volumes and lower revenue margins.

◦	Recognized unrealized losses on equity securities of $2.6 million.

◦	Recognized a $1.1 million foreign currency remeasurement loss, primarily related to weakness in Canadian currency.

◦	Incurred $1.6 million of acquisition-related expenses.

•
Non-performing assets decreased by $17.5 million, now representing 0.44% of total assets. Non-performing loans decreased by $14.0 million while other real-estate owned decreased $3.5 million compared to the end of the third quarter of 2018.

•	Opened one new branch in the Brighton Park neighborhood of Chicago, Illinois, increasing our total branches to 167 locations.

* See "Supplemental Financial Measures/Ratios" on pages 10-11 for more information on non-GAAP measures.

Edward J. Wehmer, President and Chief Executive Officer, commented, "Wintrust reported record net income of $343.2 million for the year ended December 31, 2018, the eighth consecutive year of record net income. Net income was $79.7 million for the fourth quarter of 2018, down from the third quarter of 2018 primarily due to market related adjustments resulting from quickly declining interest rates and lower equity markets late in the year. These market related adjustments and acquisition-related expenses incurred in the fourth quarter negatively impacted our net overhead ratio by 18 basis points. During the fourth quarter, total assets and deposits grew by over $1 billion while we leveraged acquisitions to enhance our deposit mix. A substantial amount of the balance sheet growth occurred near the end of the quarter, which positions us well for the first quarter of 2019. Additionally, we improved our net interest margin by two basis points and have seen deposit costs stabilizing. The improvement in our funding mix should allow for further net interest margin expansion in the first quarter of 2019."

Mr. Wehmer continued, "We experienced strong loan growth in our commercial, commercial real-estate and premium finance receivables portfolios during the fourth quarter, increasing our total loans outstanding by $697 million. Our loan pipelines remain consistently strong, and reflect opportunities to continue to grow loan balances during 2019. Deposit growth outpaced loan growth during the fourth quarter, lowering our loan to deposit ratio to 91.3% at year-end. Organic deposit growth in the fourth quarter occurred across all deposit categories, except time certificates of deposit. The previously mentioned CDEC acquisition allowed the Company to bring $1.1 billion of low cost funding into our banks. The new deposit source was utilized to optimize the balance sheet by reducing outstanding wholesale funding positions, including $696 million of wholesale wealth management deposits, $75 million of maturing brokered CDs and $200 million of short-term Federal Home Loan Bank advances. We believe that we can continue to grow the CDEC deposit base which will further drive down the Company’s loan to deposit ratio to our desired operating range and enable us to expand our investment portfolio if opportunities and market conditions that meet our standards arise."

Commenting on credit quality, Mr. Wehmer noted, "During the fourth quarter of 2018, the Company continued its practice of addressing and resolving non-performing credits in a timely fashion. Total non-performing assets declined $17.5 million during the fourth quarter, dropping to 0.44% of total assets. Both non-performing loans and other real-estate owned declined during the quarter. Additionally, near-term 60 to 89 day delinquent loans declined to $34.2 million or only 0.1% of total loans in the fourth quarter of 2018. The allowance for loan losses as a percentage of non-performing loans ended the year at 135%. Net charge-offs for the fourth quarter were 12 basis points of total average loan balances with full year net charge-offs at a historically low level of nine basis points of total average loan balances. We believe that the Company’s reserves remain appropriate. The Company begins 2019 with credit quality in a very strong position but will continue to be diligent in its review of credit."

Mr. Wehmer further commented, “Our mortgage banking and wealth management businesses were both impacted by volatile markets in the fourth quarter. Mortgage banking revenue decreased $17.8 million. The mortgage origination environment in the fourth quarter was challenging as normal seasonality was further pressured by declining demand leading to lower origination volumes and production margins. Origination volumes decreased to $927.8 million, down from $1.2 billion in the third quarter. Home purchase activity continues to make up the bulk of our originations accounting for 71% of origination volumes in the fourth quarter. For much of the fourth quarter, mortgage rates increased, however, during the closing weeks of 2018, a sudden shift downward in rates contributed to the negative fair value adjustment on our mortgage servicing rights portfolio of $8.5 million related to changes in valuation assumptions and pay-offs. We continue to focus on efficiencies in our delivery channels and our operating costs in our mortgage banking area. Our wealth management businesses experienced headwinds in the fourth quarter due to declining equity prices. Despite these headwinds, wealth management revenue was essentially flat to the third quarter of 2018."

Turning to the future, Mr. Wehmer stated, “As 2019 begins, we expect our growth engines to continue their momentum. We expect continued organic growth in all areas of our businesses. Total period-end loans outstanding exceeded fourth quarter total average loans by $657 million, providing momentum for net interest income into the first quarter of 2019. Net interest margin is expected to improve in first quarter of 2019 fueled by the CDEC acquisition and stabilizing retail deposit costs. We will continue to take a steady and measured approach to achieving our main objectives of growing franchise value, increasing profitability, leveraging our expense infrastructure and continuing to increase shareholder value. Evaluating strategic acquisitions and organic branch growth will also be a part of our overall growth strategy with the continued goal of becoming Chicago’s bank and Wisconsin’s bank. We believe our opportunities for both internal growth and external growth remain consistently strong."

The graphs below illustrate certain highlights of the fourth quarter of 2018 and the year ended December 31, 2018.

Wintrust’s key operating measures and growth rates for the fourth quarter of 2018, as compared to the sequential and linked quarters, are shown in the table below:

				% or(4) basis point (bp) change from 3rd Quarter 2018		% or basis point (bp) change from 4th Quarter 2017
	Three Months Ended
(Dollars in thousands)	December 31, 2018	September 30, 2018	December 31, 2017
Net income	$79,657	$91,948	$68,781	(13)%		16%
Net income per common share – diluted	$1.35	$1.57	$1.17	(14)%		15%
Net revenue (1)	$329,396	$347,493	$300,137	(5)%		10%
Net interest income	254,088	247,563	219,099	3%		16%
Net interest margin	3.61%	3.59%	3.45%	2	bp	16	bp
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.63%	3.61%	3.49%	2	bp	14	bp
Net overhead ratio (3)	1.79%	1.53%	1.69%	26	bp	10	bp
Return on average assets	1.05%	1.24%	1.00%	(19)	bp	5	bp
Return on average common equity	10.01%	11.86%	9.39%	(185)	bp	62	bp
Return on average tangible common equity (non-GAAP) (2)	12.48%	14.64%	11.65%	(216)	bp	83	bp
At end of period
Total assets	$31,241,521	$30,142,731	$27,915,970	14%		12%
Total loans (5)	23,820,691	23,123,951	21,640,797	12%		10%
Total deposits	26,094,678	24,916,715	23,183,347	19%		13%
Total shareholders’ equity	3,267,570	3,179,822	2,976,939	11%		10%

(1)	Net revenue is net interest income plus non-interest income.

(2)	See "Supplemental Financial Measures/Ratios" for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's average total assets. A lower ratio indicates a higher degree of efficiency.

(4)	Period-end balance sheet percentage changes are annualized.

(5)	Excludes mortgage loans held-for-sale.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern for decision-making purposes underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate. Additional supplemental financial information showing quarterly trends can be found on the Company’s website at www.wintrust.com by choosing “Financial Reports” under the “Investor Relations” heading, and then choosing “Financial Highlights.”

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended			Years Ended
(Dollars in thousands, except per share data)	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Selected Financial Condition Data (at end of period):
Total assets	$31,241,521	$30,142,731	$27,915,970
Total loans (7)	23,820,691	23,123,951	21,640,797
Total deposits	26,094,678	24,916,715	23,183,347
Junior subordinated debentures	253,566	253,566	253,566
Total shareholders’ equity	3,267,570	3,179,822	2,976,939
Selected Statements of Income Data:
Net interest income	$254,088	$247,563	$219,099	$964,903	$832,076
Net revenue (1)	329,396	347,493	300,137	1,321,053	1,151,582
Net income	79,657	91,948	68,781	343,166	257,682
Net income per common share – Basic	$1.38	$1.59	$1.19	$5.95	$4.53
Net income per common share – Diluted	$1.35	$1.57	$1.17	$5.86	$4.40
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.61%	3.59%	3.45%	3.59%	3.41%
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.63%	3.61%	3.49%	3.61%	3.44%
Non-interest income to average assets	0.99%	1.34%	1.18%	1.23%	1.21%
Non-interest expense to average assets	2.78%	2.87%	2.87%	2.85%	2.78%
Net overhead ratio (3)	1.79%	1.53%	1.69%	1.62%	1.56%
Return on average assets	1.05%	1.24%	1.00%	1.18%	0.98%
Return on average common equity	10.01%	11.86%	9.39%	11.26%	9.26%
Return on average tangible common equity (non-GAAP) (2)	12.48%	14.64%	11.65%	13.95%	11.63%
Average total assets	$30,179,887	$29,525,109	$27,179,484	$29,028,420	$26,369,702
Average total shareholders’ equity	3,200,654	3,131,943	2,942,999	3,098,740	2,842,081
Average loans to average deposits ratio (excluding covered loans)	92.4%	92.2%	92.3%	93.7%	92.7%
Period-end loans to deposits ratio (excluding covered loans)	91.3%	92.8%	93.3%
Common Share Data at end of period:
Market price per common share	$66.49	$84.94	$82.37
Book value per common share (2)	$55.71	$54.19	$50.96
Tangible common book value per share (2)	$44.73	$44.16	$41.68
Common shares outstanding	56,407,558	56,377,169	55,965,207
Other Data at end of period:(6)
Leverage Ratio (4)	9.1%	9.3%	9.3%
Tier 1 capital to risk-weighted assets (4)	9.6%	10.0%	9.9%
Common equity Tier 1 capital to risk-weighted assets (4)	9.2%	9.5%	9.4%
Total capital to risk-weighted assets (4)	11.6%	12.0%	12.0%
Allowance for credit losses (5)	$154,164	$151,001	$139,174
Non-performing loans	113,234	127,227	90,162
Allowance for credit losses to total loans (5)	0.65%	0.65%	0.64%
Non-performing loans to total loans	0.48%	0.55%	0.42%
Number of:
Bank subsidiaries	15	15	15
Banking offices	167	166	157

(1)	Net revenue includes net interest income and non-interest income.

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	Capital ratios for current quarter-end are estimated.

(5)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excludes the allowance for covered loan losses.

(6)	Asset quality ratios exclude covered loans.

(7)	Excludes mortgage loans held-for-sale.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

	(Unaudited)	(Unaudited)
(In thousands)	December 31, 2018	September 30, 2018	December 31, 2017
Assets
Cash and due from banks	$392,142	$279,936	$277,534
Federal funds sold and securities purchased under resale agreements	58	57	57
Interest bearing deposits with banks	1,099,594	1,137,044	1,063,242
Available-for-sale securities, at fair value	2,126,081	2,164,985	1,803,666
Held-to-maturity securities, at amortized cost	1,067,439	966,438	826,449
Trading account securities	1,692	688	995
Equity securities with readily determinable fair value	34,717	36,414	—
Federal Home Loan Bank and Federal Reserve Bank stock	91,354	99,998	89,989
Brokerage customer receivables	12,609	15,649	26,431
Mortgage loans held-for-sale	264,070	338,111	313,592
Loans, net of unearned income	23,820,691	23,123,951	21,640,797
Allowance for loan losses	(152,770)	(149,756)	(137,905)
Net loans	23,667,921	22,974,195	21,502,892
Premises and equipment, net	671,169	664,469	621,895
Lease investments, net	233,208	199,241	212,335
Accrued interest receivable and other assets	696,707	700,568	567,374
Trade date securities receivable	263,523	—	90,014
Goodwill and other intangible assets	619,237	564,938	519,505
Total assets	$31,241,521	$30,142,731	$27,915,970
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$6,569,880	$6,399,213	$6,792,497
Interest bearing	19,524,798	18,517,502	16,390,850
Total deposits	26,094,678	24,916,715	23,183,347
Federal Home Loan Bank advances	426,326	615,000	559,663
Other borrowings	393,855	373,571	266,123
Subordinated notes	139,210	139,172	139,088
Junior subordinated debentures	253,566	253,566	253,566
Accrued interest payable and other liabilities	666,316	664,885	537,244
Total liabilities	27,973,951	26,962,909	24,939,031
Shareholders’ Equity:
Preferred stock	125,000	125,000	125,000
Common stock	56,518	56,486	56,068
Surplus	1,557,984	1,553,353	1,529,035
Treasury stock	(5,634)	(5,547)	(4,986)
Retained earnings	1,610,574	1,543,680	1,313,657
Accumulated other comprehensive loss	(76,872)	(93,150)	(41,835)
Total shareholders’ equity	3,267,570	3,179,822	2,976,939
Total liabilities and shareholders’ equity	$31,241,521	$30,142,731	$27,915,970

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended			Years Ended
(In thousands, except per share data)	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Interest income
Interest and fees on loans	$283,311	$271,134	$226,447	$1,044,502	$856,549
Mortgage loans held-for-sale	3,409	5,285	3,291	15,738	12,332
Interest bearing deposits with banks	5,628	5,423	2,723	17,090	9,252
Federal funds sold and securities purchased under resale agreements	—	—	—	1	2
Investment securities	26,656	21,710	18,160	87,382	63,315
Trading account securities	14	11	2	43	25
Federal Home Loan Bank and Federal Reserve Bank stock	1,343	1,235	1,067	5,331	4,370
Brokerage customer receivables	235	164	150	723	623
Total interest income	320,596	304,962	251,840	1,170,810	946,468
Interest expense
Interest on deposits	55,975	48,736	24,930	166,553	83,326
Interest on Federal Home Loan Bank advances	2,563	1,947	2,124	12,412	8,798
Interest on other borrowings	3,199	2,003	1,600	8,599	5,370
Interest on subordinated notes	1,788	1,773	1,786	7,121	7,116
Interest on junior subordinated debentures	2,983	2,940	2,301	11,222	9,782
Total interest expense	66,508	57,399	32,741	205,907	114,392
Net interest income	254,088	247,563	219,099	964,903	832,076
Provision for credit losses	10,401	11,042	7,772	34,832	29,768
Net interest income after provision for credit losses	243,687	236,521	211,327	930,071	802,308
Non-interest income
Wealth management	22,726	22,634	21,910	90,963	81,766
Mortgage banking	24,182	42,014	27,411	136,990	113,472
Service charges on deposit accounts	9,065	9,331	8,907	36,404	34,513
(Losses) gains on investment securities, net	(2,649)	90	14	(2,898)	45
Fees from covered call options	626	627	1,610	3,519	4,402
Trading (losses) gains, net	(155)	(61)	24	11	(845)
Operating lease income, net	10,882	9,132	8,598	38,451	29,646
Other	10,631	16,163	12,564	52,710	56,507
Total non-interest income	75,308	99,930	81,038	356,150	319,506
Non-interest expense
Salaries and employee benefits	122,111	123,855	118,009	480,077	430,078
Equipment	11,523	10,827	9,500	42,949	38,358
Operating lease equipment depreciation	8,462	7,370	7,015	29,305	24,107
Occupancy, net	15,980	14,404	14,154	57,814	52,920
Data processing	8,447	9,335	7,915	35,027	31,495
Advertising and marketing	9,414	11,120	7,382	41,140	30,830
Professional fees	9,259	9,914	8,879	32,306	27,835
Amortization of other intangible assets	1,407	1,163	1,028	4,571	4,401
FDIC insurance	4,044	4,205	4,324	17,209	16,231
OREO expense, net	1,618	596	599	6,120	3,593
Other	19,068	20,848	17,775	79,570	71,969
Total non-interest expense	211,333	213,637	196,580	826,088	731,817
Income before taxes	107,662	122,814	95,785	460,133	389,997
Income tax expense	28,005	30,866	27,004	116,967	132,315
Net income	$79,657	$91,948	$68,781	$343,166	$257,682
Preferred stock dividends	2,050	2,050	2,050	8,200	9,778
Net income applicable to common shares	$77,607	$89,898	$66,731	$334,966	$247,904
Net income per common share - Basic	$1.38	$1.59	$1.19	$5.95	$4.53
Net income per common share - Diluted	$1.35	$1.57	$1.17	$5.86	$4.40
Cash dividends declared per common share	$0.19	$0.19	$0.14	$0.76	$0.56
Weighted average common shares outstanding	56,395	56,366	55,924	56,300	54,703
Dilutive potential common shares	892	918	1,010	908	1,983
Average common shares and dilutive common shares	57,287	57,284	56,934	57,208	56,686

EARNINGS PER SHARE

The following table shows the computation of basic and diluted earnings per share for the periods indicated:

		Three Months Ended			Years Ended
(In thousands, except per share data)		December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net income		$79,657	$91,948	$68,781	$343,166	$257,682
Less: Preferred stock dividends		2,050	2,050	2,050	8,200	9,778
Net income applicable to common shares—Basic	(A)	77,607	89,898	66,731	334,966	247,904
Add: Dividends on convertible preferred stock, if dilutive		—	—	—	—	1,578
Net income applicable to common shares—Diluted	(B)	77,607	89,898	66,731	334,966	249,482
Weighted average common shares outstanding	(C)	56,395	56,366	55,924	56,300	54,703
Effect of dilutive potential common shares:
Common stock equivalents		892	918	1,010	908	998
Convertible preferred stock, if dilutive		—	—	—	—	985
Weighted average common shares and effect of dilutive potential common shares	(D)	57,287	57,284	56,934	57,208	56,686
Net income per common share:
Basic	(A/C)	$1.38	$1.59	$1.19	$5.95	$4.53
Diluted	(B/D)	$1.35	$1.57	$1.17	$5.86	$4.40

Potentially dilutive common shares can result from stock options, restricted stock unit awards, stock warrants, the Company’s convertible preferred stock and shares to be issued under the Employee Stock Purchase Plan and the Directors Deferred Fee and Stock Plan, being treated as if they had been either exercised or issued, computed by application of the treasury stock method. While potentially dilutive common shares are typically included in the computation of diluted earnings per share, potentially dilutive common shares are excluded from this computation in periods in which the effect would reduce the loss per share or increase the income per share. For diluted earnings per share, net income applicable to common shares can be affected by the conversion of the Company’s convertible preferred stock. Where the effect of this conversion would reduce the loss per share or increase the income per share for a period, net income applicable to common shares is not adjusted by the associated preferred dividends. On April 25, 2017, 2,073 shares of the Series C Preferred Stock were converted at the option of the respective holder into 51,244 shares of the Company's common stock, pursuant to the terms of the Series C Preferred Stock. On April 27, 2017, the Company caused a mandatory conversion of its outstanding 124,184 shares of Series C Preferred Stock into 3,069,828 shares of the Company's common stock at a conversion rate of 24.72 shares of common stock per share of Series C Preferred Stock. Cash was paid in lieu of fractional shares for an amount considered insignificant.

SUPPLEMENTAL FINANCIAL MEASURES/RATIOS

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), taxable-equivalent net interest margin (including its individual components), the taxable-equivalent efficiency ratio, tangible common equity ratio, tangible common book value per share and return on average tangible common equity. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the Company's interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis using tax rates effective as of the end of the period. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability.

The following table presents a reconciliation of certain non-GAAP performance measures and ratios used by the Company to evaluate and measure the Company’s performance to the most directly comparable GAAP financial measures for the last five quarters.

	Three Months Ended					Years Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars and shares in thousands)	2018	2018	2018	2018	2017	2018	2017
Calculation of Net Interest Margin and Efficiency Ratio
(A) Interest Income (GAAP)	$320,596	$304,962	$284,047	$261,205	$251,840	$1,170,810	$946,468
Taxable-equivalent adjustment:
- Loans	980	941	812	670	1,106	3,403	3,760
- Liquidity Management Assets	586	575	566	531	1,019	2,258	3,713
- Other Earning Assets	4	3	1	3	2	11	14
(B) Interest Income - FTE	$322,166	$306,481	$285,426	$262,409	$253,967	$1,176,482	$953,955
(C) Interest Expense (GAAP)	66,508	57,399	45,877	36,123	32,741	205,907	114,392
(D) Net Interest Income - FTE (B minus C)	$255,658	$249,082	$239,549	$226,286	$221,226	$970,575	$839,563
(E) Net Interest Income (GAAP) (A minus C)	$254,088	$247,563	$238,170	$225,082	$219,099	$964,903	$832,076
Net interest margin (GAAP-derived)	3.61%	3.59%	3.61%	3.54%	3.45%	3.59%	3.41%
Net interest margin - FTE	3.63%	3.61%	3.63%	3.56%	3.49%	3.61%	3.44%
(F) Non-interest income	$75,308	$99,930	$95,233	$85,679	$81,038	$356,150	$319,506
(G) (Losses) gains on investment securities, net	(2,649)	90	12	(351)	14	(2,898)	45
(H) Non-interest expense	211,333	213,637	206,769	194,349	196,580	826,088	731,817
Efficiency ratio (H/(E+F-G))	63.65%	61.50%	62.02%	62.47%	65.50%	62.40%	63.55%
Efficiency ratio - FTE (H/(D+F-G))	63.35%	61.23%	61.76%	62.23%	65.04%	62.13%	63.14%
Calculation of Tangible Common Equity ratio (at period end)
Total shareholders’ equity	$3,267,570	$3,179,822	$3,106,871	$3,031,250	$2,976,939
Less: Non-convertible preferred stock	(125,000)	(125,000)	(125,000)	(125,000)	(125,000)
Less: Intangible assets	(619,237)	(564,938)	(531,371)	(533,910)	(519,505)
(I) Total tangible common shareholders’ equity	$2,523,333	$2,489,884	$2,450,500	$2,372,340	$2,332,434
Total assets	$31,241,521	$30,142,731	$29,464,588	$28,456,772	$27,915,970
Less: Intangible assets	(619,237)	(564,938)	(531,371)	(533,910)	(519,505)
(J) Total tangible assets	$30,622,284	$29,577,793	$28,933,217	$27,922,862	$27,396,465
Tangible common equity ratio (I/J)	8.2%	8.4%	8.5%	8.5%	8.5%
Calculation of book value per share
Total shareholders’ equity	$3,267,570	$3,179,822	$3,106,871	$3,031,250	$2,976,939
Less: Preferred stock	(125,000)	(125,000)	(125,000)	(125,000)	(125,000)
(K) Total common equity	$3,142,570	$3,054,822	$2,981,871	$2,906,250	$2,851,939
(L) Actual common shares outstanding	56,408	56,377	56,329	56,256	55,965
Book value per common share (K/L)	$55.71	$54.19	$52.94	$51.66	$50.96
Tangible common book value per share (I/L)	$44.73	$44.16	$43.50	$42.17	$41.68

Calculation of return on average common equity
(M) Net income applicable to common shares	$77,607	$89,898	$87,530	$79,931	$66,731	$334,966	$247,904
Add: After-tax intangible asset amortization	1,041	871	734	761	738	3,407	2,907
(N) Tangible net income applicable to common shares	$78,648	$90,769	$88,264	$80,692	$67,469	$338,373	$250,811
Total average shareholders' equity	$3,200,654	$3,131,943	$3,064,154	$2,995,592	$2,942,999	$3,098,740	$2,842,081
Less: Average preferred stock	(125,000)	(125,000)	(125,000)	(125,000)	(125,000)	(125,000)	(165,114)
(O) Total average common shareholders' equity	$3,075,654	$3,006,943	$2,939,154	$2,870,592	$2,817,999	$2,973,740	$2,676,967
Less: Average intangible assets	(574,757)	(547,552)	(533,496)	(536,676)	(519,626)	(548,223)	(519,910)
(P) Total average tangible common shareholders’ equity	$2,500,897	$2,459,391	$2,405,658	$2,333,916	$2,298,373	$2,425,517	$2,157,057
Return on average common equity, annualized (M/O)	10.01%	11.86%	11.94%	11.29%	9.39%	11.26%	9.26%
Return on average tangible common equity, annualized (N/P)	12.48%	14.64%	14.72%	14.02%	11.65%	13.95%	11.63%

BUSINESS UNIT SUMMARY

Community Banking

Through its community banking unit, the Company provides banking and financial services primarily to individuals, small to mid-sized businesses, local governmental units and institutional clients residing primarily in the local areas the Company services. In the fourth quarter of 2018, revenue within this unit was primarily driven by increased net interest income due to increased earning assets and a higher net interest margin. The net interest margin increased in the fourth quarter of 2018 compared to the third quarter of 2018 primarily as a result of higher yields within the loan portfolio. Mortgage banking revenue decreased by $17.8 million from $42.0 million for the third quarter of 2018 to $24.2 million for the fourth quarter of 2018. The lower revenue was primarily due to to lower origination volumes, lower revenue margins and a $8.5 million negative fair value adjustment recognized on mortgage servicing rights related to changes in valuation assumptions and pay-offs. Originations during the current period decreased to $927.8 million from $1.2 billion in the third quarter of 2018. Home purchases represented 71% of loan origination volume for the fourth quarter of 2018. The Company's gross commercial and commercial real estate loan pipelines remain strong. Before the impact of scheduled payments and prepayments, at December 31, 2018, gross commercial and commercial real estate loan pipelines totaled $1.1 billion, or $671.1 million when adjusted for the probability of closing, compared to $1.1 billion, or $693.5 million when adjusted for the probability of closing, at September 30, 2018.

Specialty Finance

Through its specialty finance unit, the Company offers financing of insurance premiums for businesses and individuals, equipment financing through structured loans and lease products to customers in a variety of industries and accounts receivable financing, value-added, out-sourced administrative services, and other services. In the fourth quarter of 2018, the specialty finance unit experienced higher revenue as a result of increased volumes and higher yields within its insurance premium financing receivables portfolio. Originations of $2.1 billion during the fourth quarter of 2018 resulted in a $25.1 million increase in average balances. The increase in average balances along with higher yields on these loans resulted in a $2.8 million increase in interest income attributed to this portfolio. The Company's leasing business showed steady growth during the fourth quarter of 2018, with its portfolio of assets, including capital leases, loans and equipment on operating leases, increasing $132.7 million to $1.2 billion at the end of the fourth quarter of 2018. Revenues from the Company's out-sourced administrative services business remained steady, totaling approximately $1.3 million in the fourth quarter of 2018 and $1.1 million in the third quarter of 2018.

Wealth Management

Through four separate subsidiaries within its wealth management unit, the Company offers a full range of wealth management services, including trust and investment services, tax-deferred like-kind exchange services, asset management, securities brokerage services and 401(k) and retirement plan services. Wealth management revenue remained flat in the fourth quarter of 2018 compared to the third quarter of 2018, totaling $22.7 million in the current period. At December 31, 2018, the Company’s wealth management subsidiaries had approximately $24.2 billion of assets under administration, which includes $3.6 billion of assets owned by the Company and its subsidiary banks, representing a $1.8 billion decrease from the $26.0 billion of assets under administration at September 30, 2018. The decrease in the fourth quarter of 2018 was primarily due to the impact of market conditions on the value of assets under administration. In December, the Company acquired CDEC, which provides Qualified Intermediary services (as defined by U.S. Treasury regulations) for taxpayers seeking to structure tax-deferred like-kind exchanges under Internal Revenue Code Section 1031.

LOANS

Loan Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	December 31, 2018	September 30, 2018	December 31, 2017	From (1) September 30, 2018	From December 31, 2017
Balance:
Commercial	$7,828,538	$7,473,958	$6,787,677	19%	15%
Commercial real estate	6,933,252	6,746,774	6,580,618	11	5
Home equity	552,343	578,844	663,045	(18)	(17)
Residential real estate	1,002,464	924,250	832,120	34	20
Premium finance receivables - commercial	2,841,659	2,885,327	2,634,565	(6)	8
Premium finance receivables - life insurance	4,541,794	4,398,971	4,035,059	13	13
Consumer and other	120,641	115,827	107,713	16	12
Total loans, net of unearned income	$23,820,691	$23,123,951	$21,640,797	12%	10%
Mix:
Commercial	33%	32%	31%
Commercial real estate	29	29	30
Home equity	2	3	3
Residential real estate	4	4	4
Premium finance receivables - commercial	12	12	12
Premium finance receivables - life insurance	19	19	19
Consumer and other	1	1	1
Total loans, net of unearned income	100%	100%	100%

(1)	Annualized

Commercial and Commercial Real Estate Loan Portfolios

	As of December 31, 2018
		% of Total Balance	Nonaccrual	> 90 Days Past Due and Still Accruing	Allowance For Loan Losses Allocation

(Dollars in thousands)	Balance
Commercial:
Commercial, industrial and other	$5,120,096	34.6%	$34,298	$—	$46,586
Franchise	948,979	6.4	16,051	—	8,919
Mortgage warehouse lines of credit	144,199	1.0	—	—	1,162
Asset-based lending	1,026,056	7.0	635	—	9,138
Leases	565,680	3.8	—	—	1,502
PCI - commercial loans (1)	23,528	0.2	—	3,313	519
Total commercial	$7,828,538	53.0%	$50,984	$3,313	$67,826
Commercial Real Estate:
Construction	$760,824	5.2%	$1,554	$—	$8,999
Land	141,481	1.0	107	—	3,953
Office	939,322	6.4	3,629	—	6,239
Industrial	902,248	6.1	285	—	6,088
Retail	892,478	6.0	10,753	—	9,338
Multi-family	976,560	6.6	311	—	9,395
Mixed use and other	2,205,195	14.9	2,490	—	16,210
PCI - commercial real estate (1)	115,144	0.8	—	6,241	45
Total commercial real estate	$6,933,252	47.0%	$19,129	$6,241	$60,267
Total commercial and commercial real estate	$14,761,790	100.0%	$70,113	$9,554	$128,093

Commercial real estate - collateral location by state:
Illinois	$5,336,454	77.0%
Wisconsin	684,425	9.9
Total primary markets	$6,020,879	86.9%
Indiana	169,817	2.4
Florida	52,237	0.8
Michigan	40,110	0.6
Other (no individual state greater than 0.6%)	650,209	9.3
Total	$6,933,252	100.0%

(1)
Purchased credit impaired ("PCI") loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

DEPOSITS

Deposit Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	December 31, 2018	September 30, 2018	December 31, 2017	From (1) September 30, 2018	From December 31, 2017
Balance:
Non-interest bearing	$6,569,880	$6,399,213	$6,792,497	11%	(3)%
NOW and interest bearing demand deposits	2,897,133	2,512,259	2,315,055	61	25
Wealth management deposits (2)	2,996,764	2,520,120	2,323,699	75	29
Money market	5,704,866	5,429,921	4,515,353	20	26
Savings	2,665,194	2,595,164	2,829,373	11	(6)
Time certificates of deposit	5,260,841	5,460,038	4,407,370	(14)	19
Total deposits	$26,094,678	$24,916,715	$23,183,347	19%	13%
Mix:
Non-interest bearing	25%	26%	29%
NOW and interest bearing demand deposits	11	10	10
Wealth management deposits (2)	12	10	10
Money market	22	22	20
Savings	10	10	12
Time certificates of deposit	20	22	19
Total deposits	100%	100%	100%

(1)	Annualized

(2)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wintrust Investments, CDEC, trust and asset management customers of the Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts.

Time Certificates of Deposit
Maturity/Re-pricing Analysis
As of December 31, 2018

(Dollars in thousands)	CDARs & Brokered Certificates of Deposit (1)	MaxSafe Certificates of Deposit (1)	Variable Rate Certificates of Deposit (2)	Other Fixed Rate Certificates of Deposit (1)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit (3)
1-3 months	$59	$31,471	$102,531	$847,039	$981,100	1.39%
4-6 months	249	30,229	—	862,207	892,685	1.59%
7-9 months	75,077	24,145	—	666,487	765,709	1.76%
10-12 months	—	12,813	—	563,031	575,844	1.75%
13-18 months	—	19,315	—	941,117	960,432	2.10%
19-24 months	—	14,684	—	274,076	288,760	2.42%
24+ months	1,000	10,228	—	785,083	796,311	2.60%
Total	$76,385	$142,885	$102,531	$4,939,040	$5,260,841	1.88%

(1)	This category of certificates of deposit is shown by contractual maturity date.

(2)	This category includes variable rate certificates of deposit and savings certificates with the majority repricing on at least a monthly basis.

(3)	Weighted-average rate excludes the impact of purchase accounting fair value adjustments.

NET INTEREST INCOME

The following table presents a summary of Wintrust’s average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the fourth quarter of 2018 compared to the third quarter of 2018 (sequential quarters) and fourth quarter of 2017 (linked quarters), respectively:

	Average Balance for three months ended,			Interest for three months ended,			Yield/Rate for three months ended,
(Dollars in thousands)	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	September 30, 2018	December 31, 2017
Interest-bearing deposits with banks and cash equivalents(1)	$1,042,860	$998,004	$914,319	$5,628	$5,423	$2,723	2.14%	2.16%	1.18%
Investment securities(2)	3,347,496	3,046,272	2,736,253	27,242	22,285	19,179	3.23	2.90	2.78
FHLB and FRB stock	98,084	88,335	82,092	1,343	1,235	1,067	5.43	5.54	5.15
Liquidity management assets(3)(8)	$4,488,440	$4,132,611	$3,732,664	$34,213	$28,943	$22,969	3.02%	2.78%	2.44%
Other earning assets(3)(4)(8)	16,204	17,862	26,955	253	178	154	6.19	3.95	2.27
Mortgage loans held-for-sale	265,717	380,235	335,385	3,409	5,285	3,291	5.09	5.51	3.89
Loans, net of unearned income(3)(5)(8)	23,164,154	22,823,378	21,080,984	284,291	272,075	227,467	4.87	4.73	4.28
Covered loans	—	—	6,025	—	—	86	—	—	5.66
Total earning assets(8)	$27,934,515	$27,354,086	$25,182,013	$322,166	$306,481	$253,967	4.58%	4.45%	4.00%
Allowance for loan and covered loan losses	(154,438)	(148,503)	(138,584)
Cash and due from banks	271,403	268,006	244,097
Other assets	2,128,407	2,051,520	1,891,958
Total assets	$30,179,887	$29,525,109	$27,179,484

NOW and interest bearing demand deposits	$2,671,283	$2,519,445	$2,284,576	$4,007	$2,479	$1,407	0.60%	0.39%	0.24%
Wealth management deposits	2,289,904	2,517,141	2,005,197	7,119	8,287	4,059	1.23	1.31	0.80
Money market accounts	5,632,268	5,369,324	4,611,515	16,936	13,260	4,154	1.19	0.98	0.36
Savings accounts	2,553,133	2,672,077	2,741,621	3,096	2,907	2,716	0.48	0.43	0.39
Time deposits	5,381,029	5,214,637	4,581,464	24,817	21,803	12,594	1.83	1.66	1.09
Interest-bearing deposits	$18,527,617	$18,292,624	$16,224,373	$55,975	$48,736	$24,930	1.20%	1.06%	0.61%
Federal Home Loan Bank advances	551,846	429,739	324,748	2,563	1,947	2,124	1.84	1.80	2.59
Other borrowings	385,878	268,278	255,972	3,199	2,003	1,600	3.29	2.96	2.48
Subordinated notes	139,186	139,155	139,065	1,788	1,773	1,786	5.14	5.10	5.14
Junior subordinated debentures	253,566	253,566	253,566	2,983	2,940	2,301	4.60	4.54	3.55
Total interest-bearing liabilities	$19,858,093	$19,383,362	$17,197,724	$66,508	$57,399	$32,741	1.33%	1.17%	0.75%
Non-interest bearing deposits	6,542,228	6,461,195	6,605,553
Other liabilities	578,912	548,609	433,208
Equity	3,200,654	3,131,943	2,942,999
Total liabilities and shareholders’ equity	$30,179,887	$29,525,109	$27,179,484
Interest rate spread(6)(8)							3.25%	3.28%	3.25%
Less: Fully tax-equivalent adjustment				(1,570)	(1,519)	(2,127)	(0.02)	(0.02)	(0.04)
Net free funds/contribution(7)	$8,076,422	$7,970,724	$7,984,289				0.38	0.33	0.24
Net interest income/ margin(8) (GAAP)				$254,088	$247,563	$219,099	3.61%	3.59%	3.45%
Fully tax-equivalent adjustment				1,570	1,519	2,127	0.02	0.02	0.04
Net interest income/ margin - FTE (8)				$255,658	$249,082	$221,226	3.63%	3.61%	3.49%

(1)	Includes interest-bearing deposits from banks, federal funds sold and securities purchased under resale agreements.

(2)
Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.

(3)
Interest income on tax-advantaged loans, trading securities and investment securities reflects a tax-equivalent adjustment based on the marginal federal corporate tax rate in effect as of the applicable period. The total adjustments for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017 were $1.6 million, $1.5 million and $2.1 million, respectively.

(4)	Other earning assets include brokerage customer receivables and trading account securities.

(5)	Loans, net of unearned income, include non-accrual loans.

(6)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(7)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(8)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

For the fourth quarter of 2018, net interest income totaled $254.1 million, an increase of $6.5 million as compared to the third quarter of 2018 and an increase of $35.0 million as compared to the fourth quarter of 2017. Net interest margin was 3.61% (3.63% on a fully tax-equivalent basis) during the fourth quarter of 2018 compared to 3.59% (3.61% on a fully tax-equivalent basis) during the third quarter of 2018 and 3.45% (3.49% on a fully tax-equivalent basis) during the fourth quarter of 2017. The $6.5 million increase in net interest income in the fourth quarter of 2018 compared to the third quarter of 2018 was attributable to a $2.6 million increase from higher levels of earning assets and a $3.9 million increase due to a higher net interest margin during the period.

The following table presents a summary of Wintrust's average balances, net interest income and related interest margins, calculated on a fully tax-equivalent basis, for year ended December 31, 2018 compared to year ended December 31, 2017:

	Average Balance for year ended,		Interest for year ended,		Yield/Rate for year ended,
(Dollars in thousands)	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Interest-bearing deposits with banks and cash equivalents (1)	$888,671	$856,020	$17,091	$9,254	1.92%	1.08%
Investment securities (2)	3,045,555	2,590,260	89,640	67,028	2.94	2.59
FHLB and FRB stock	101,681	89,333	5,331	4,370	5.24	4.89
Liquidity management assets(3)(8)	$4,035,907	$3,535,613	$112,062	$80,652	2.78%	2.28%
Other earning assets(3)(4)(8)	20,681	25,951	777	662	3.75	2.55
Mortgage loans held-for-sale	332,863	319,147	15,738	12,332	4.73	3.86
Loans, net of unearned income(3)(5)(8)	22,500,482	20,469,799	1,047,905	858,058	4.66	4.19
Covered loans	—	40,665	—	2,251	—	5.54
Total earning assets(8)	$26,889,933	$24,391,175	$1,176,482	$953,955	4.38%	3.91%
Allowance for loan and covered loan losses	(148,342)	(133,432)
Cash and due from banks	266,086	239,638
Other assets	2,020,743	1,872,321
Total assets	$29,028,420	$26,369,702

NOW and interest bearing demand deposits	$2,436,791	$2,402,254	$9,773	$5,027	0.40%	0.21%
Wealth management deposits	2,356,145	2,125,177	27,839	13,952	1.18	0.66
Money market accounts	5,105,244	4,482,137	42,973	12,588	0.84	0.28
Savings accounts	2,684,661	2,471,663	11,444	7,715	0.43	0.31
Time deposits	4,872,590	4,423,067	74,524	44,044	1.53	1.00
Interest-bearing deposits	$17,455,431	$15,904,298	$166,553	$83,326	0.95%	0.52%
Federal Home Loan Bank advances	713,539	380,412	12,412	8,798	1.74	2.31
Other borrowings	289,615	255,136	8,599	5,370	2.97	2.10
Subordinated notes	139,140	139,022	7,121	7,116	5.12	5.12
Junior subordinated debentures	253,566	253,566	11,222	9,782	4.37	3.81
Total interest-bearing liabilities	$18,851,291	$16,932,434	$205,907	$114,392	1.09%	0.67%
Non-interest bearing deposits	6,545,251	6,182,048
Other liabilities	533,138	413,139
Equity	3,098,740	2,842,081
Total liabilities and shareholders’ equity	$29,028,420	$26,369,702
Interest rate spread(6)(8)					3.29%	3.24%
Less: Fully tax-equivalent adjustment			(5,672)	(7,487)	(0.02)	(0.03)
Net free funds/contribution(7)	$8,038,642	$7,458,741			0.32	0.20
Net interest income/ margin(8) (GAAP)			$964,903	$832,076	3.59%	3.41%
Fully tax-equivalent adjustment			5,672	7,487	0.02	0.03
Net interest income/ margin - FTE (8)			$970,575	$839,563	3.61%	3.44%

(1)	Includes interest-bearing deposits from banks, federal funds sold and securities purchased under resale agreements.

(2)
Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.

(3)
Interest income on tax-advantaged loans, trading securities and investment securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate in effect as of the applicable period. The total adjustments for the twelve months ended December 31, 2018 and 2017 were $5.7 million and $7.5 million respectively.

(4)	Other earning assets include brokerage customer receivables and trading account securities.

(5)	Loans, net of unearned income, include non-accrual loans.

(6)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(7)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(8)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

For the year ended December 31, 2018, net interest income totaled $964.9 million, an increase of $132.8 million as compared to the year ended December 31, 2017. Net interest margin was 3.59% (3.61% on a fully tax-equivalent basis) for the year ended December 31, 2018 compared to 3.41% (3.44% on a fully tax-equivalent basis) for the year ended December 31, 2017. The $132.8 million increase in net interest income in the year ended 2018 compared to the same period of 2017 was attributable to a $81.5 million increase from higher levels of earning assets and a $51.3 million increase from rising rates.

Interest Rate Sensitivity

As an ongoing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on net interest income. Management measures its exposure to changes in interest rates by modeling many different interest rate scenarios.

The following interest rate scenarios display the percentage change in net interest income over a one-year time horizon assuming increases of 100 and 200 basis points and a decrease of 100 basis points. The Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet. Conversely, the Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months. Actual results may differ from these simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies. The interest rate sensitivity for both the Static Shock and Ramp Scenario at December 31, 2018, September 30, 2018 and December 31, 2017 is as follows:

Static Shock Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
December 31, 2018	15.6%	7.9%	(8.6)%
September 30, 2018	18.1%	9.1%	(10.0)%
December 31, 2017	17.7%	9.0%	(11.8)%

Ramp Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
December 31, 2018	7.4%	3.8%	(3.6)%
September 30, 2018	8.5%	4.3%	(4.2)%
December 31, 2017	8.9%	4.6%	(5.1)%

These results indicate that the Company has positioned its balance sheet to benefit from a rise in interest rates. This analysis also indicates that the Company would benefit to a greater magnitude should a rise in interest rates be significant (i.e., 200 basis points) and immediate (Static Shock Scenario).

Maturities and Sensitivities of Loans to Changes in Interest Rates

The following table classifies the loan portfolio at December 31, 2018 by date at which the loans reprice or mature, and the type of rate exposure:

As of December 31, 2018	One year or less	From one to five years	Over five years
(Dollars in thousands)				Total
Commercial
Fixed rate	$154,368	$1,105,414	$665,595	$1,925,377
Variable rate	5,896,481	6,531	149	5,903,161
Total commercial	$6,050,849	$1,111,945	$665,744	$7,828,538
Commercial real estate
Fixed rate	369,120	1,930,892	315,343	2,615,355
Variable rate	4,288,293	29,455	149	4,317,897
Total commercial real estate	$4,657,413	$1,960,347	$315,492	$6,933,252
Home equity
Fixed rate	11,712	15,125	18,543	45,380
Variable rate	506,963	—	—	506,963
Total home equity	$518,675	$15,125	$18,543	$552,343
Residential real estate
Fixed rate	30,724	22,568	229,433	282,725
Variable rate	55,329	303,383	361,027	719,739
Total residential real estate	$86,053	$325,951	$590,460	$1,002,464
Premium finance receivables - commercial
Fixed rate	2,762,211	79,448	—	2,841,659
Variable rate	—	—	—	—
Total premium finance receivables - commercial	$2,762,211	$79,448	$—	$2,841,659
Premium finance receivables - life insurance
Fixed rate	15,303	10,977	3,690	29,970
Variable rate	4,511,824	—	—	4,511,824
Total premium finance receivables - life insurance	$4,527,127	$10,977	$3,690	$4,541,794
Consumer and other
Fixed rate	75,263	10,312	2,176	87,751
Variable rate	32,848	42	—	32,890
Total consumer and other	$108,111	$10,354	$2,176	$120,641
Total per category
Fixed rate	3,418,701	3,174,736	1,234,780	7,828,217
Variable rate	15,291,738	339,411	361,325	15,992,474
Total loans, net of unearned income	$18,710,439	$3,514,147	$1,596,105	$23,820,691
Variable Rate Loan Pricing by Index:
Prime	$2,480,764
One- month LIBOR	8,076,230
Three- month LIBOR	458,994
Twelve- month LIBOR	4,741,121
Other	235,365
Total variable rate	$15,992,474

1M LIBOR
3M LIBOR
12M LIBOR
PRIME
LIBOR & FED FUNDS
PRIME
3.10
2.90
2.70
2.50
2.30
2.10
1.90
1.70
1.50
1.30
1.10
0.90
7.00
6.50
6.00
5.50
5.00
4.50
4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
12/31/17
1/31/18
2/28/18
3/31/18
4/30/18
5/31/18
6/30/18
7/31/18
8/31/18
9/30/18
10/31/18
11/30/18
12/31/18

	12/31/2017	1/31/2018	2/28/2018	3/31/2018	4/30/2018	5/31/2018	6/30/2018	7/31/2018	8/31/2018	9/30/2018	10/31/2018	11/30/2018	12/31/2018
1M Libor	1.56	1.58	1.66	1.88	1.91	1.98	2.09	2.08	2.11	2.26	2.31	2.35	2.50
3M Libor	1.69	1.78	2.01	2.31	2.36	2.30	2.34	2.34	2.32	2.40	2.56	2.74	2.81
12M Libor	2.11	2.27	2.48	2.66	2.78	2.70	2.76	2.82	2.84	2.92	3.08	3.12	3.01
Prime	4.50	4.50	4.50	4.75	4.75	4.75	5.00	5.00	5.00	5.25	5.25	5.25	5.50

Source: Bloomberg

As noted in the table on the previous page, the majority of the Company’s portfolio is tied to LIBOR indices which, as shown in the table above, do not mirror the same increases as the Prime rate when the Federal Reserve raises interest rates.  Specifically, the Company has $8.1 billion of variable rate loans tied to one-month LIBOR and $4.7 billion of variable rate loans tied to twelve-month LIBOR. The above chart shows:

Changes in
	Prime	1-month LIBOR	12-month LIBOR
First Quarter 2018	+25 bps	+32 bps	+55 bps
Second Quarter 2018	+25 bps	+21 bps	+10 bps
Third Quarter 2018	+25 bps	+17 bps	+16 bps
Fourth Quarter 2018	+25 bps	+24 bps	+9 bps

NON-INTEREST INCOME

The following table presents non-interest income by category for the periods presented:

	Three Months Ended
	December 31,	September 30,	December 31,	Q4 2018 compared to Q3 2018		Q4 2018 compared to Q4 2017
(Dollars in thousands)	2018	2018	2017	$ Change	% Change	$ Change	% Change
Brokerage	$4,997	$5,579	$6,067	$(582)	(10)%	$(1,070)	(18)%
Trust and asset management	17,729	17,055	15,843	674	4	1,886	12
Total wealth management	$22,726	$22,634	$21,910	$92	—%	$816	4%
Mortgage banking	24,182	42,014	27,411	(17,832)	(42)	(3,229)	(12)
Service charges on deposit accounts	9,065	9,331	8,907	(266)	(3)	158	2
(Losses) gains on investment securities, net	(2,649)	90	14	(2,739)	NM	(2,663)	NM
Fees from covered call options	626	627	1,610	(1)	—	(984)	(61)
Trading (losses) gains, net	(155)	(61)	24	(94)	NM	(179)	NM
Operating lease income, net	10,882	9,132	8,598	1,750	19	2,284	27
Other:
Interest rate swap fees	2,602	2,359	1,963	243	10	639	33
BOLI	(466)	3,190	754	(3,656)	NM	(1,220)	NM
Administrative services	1,260	1,099	1,103	161	15	157	14
Early pay-offs of capital leases	3	11	7	(8)	(73)	(4)	(57)
Miscellaneous	7,232	9,504	8,737	(2,272)	(24)	(1,505)	(17)
Total Other	$10,631	$16,163	$12,564	$(5,532)	(34)%	$(1,933)	(15)%
Total Non-Interest Income	$75,308	$99,930	$81,038	$(24,622)	(25)%	$(5,730)	(7)%

	Years Ended
	December 31,	December 31,	$	%
(Dollars in thousands)	2018	2017	Change	Change
Brokerage	$22,391	$22,863	$(472)	(2)%
Trust and asset management	68,572	58,903	9,669	16
Total wealth management	$90,963	$81,766	$9,197	11%
Mortgage banking	136,990	113,472	23,518	21
Service charges on deposit accounts	36,404	34,513	1,891	5
(Losses) gains on investment securities, net	(2,898)	45	(2,943)	NM
Fees from covered call options	3,519	4,402	(883)	(20)
Trading gains (losses), net	11	(845)	856	NM
Operating lease income, net	38,451	29,646	8,805	30
Other:
Interest rate swap fees	11,027	7,379	3,648	49
BOLI	4,982	3,524	1,458	41
Administrative services	4,625	4,165	460	11
Early pay-offs of capital leases	601	1,228	(627)	(51)
Miscellaneous	31,475	40,211	(8,736)	(22)
Total Other	$52,710	$56,507	$(3,797)	(7)%
Total Non-Interest Income	$356,150	$319,506	$36,644	11%
NM - Not meaningful

Notable contributions to the change in non-interest income are as follows:

The decrease in mortgage banking revenue in the fourth quarter of 2018 as compared to the third quarter of 2018 resulted primarily from lower origination volumes, lower revenue margins and a $8.5 million negative fair value adjustment recognized on mortgage servicing rights related to changes in valuation assumptions and pay-offs. Mortgage loans originated or purchased for sale totaled $927.8 million in the fourth quarter of 2018 as compared to $1.2 billion in the third quarter of 2018 and $879.4 million in the fourth quarter of 2017. Mortgage banking revenue includes revenue from activities related to originating, selling and servicing residential real estate loans for the secondary market. Mortgage revenue is also impacted by changes in the fair value of mortgage servicing rights ("MSRs") as the Company does not hedge this change in fair value. Additionally, through the acquisition of Veterans First, the Company acquired approximately $13.8 million of MSRs in the first quarter of 2018. The Company records MSRs at fair value on a recurring basis. The table below presents additional selected information regarding mortgage banking revenue for the respective periods.

	Three Months Ended			Years Ended
(Dollars in thousands)	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Originations:
Retail originations	$463,196	$642,213	$744,496	$2,412,232	$3,142,824
Correspondent originations	289,101	310,446	134,904	848,997	549,261
Veterans First originations	175,483	199,774	—	694,209	—
Total originations (A)	$927,780	$1,152,433	$879,400	$3,955,438	$3,692,085

Purchases as a percentage of originations	71%	76%	67%	75%	75%
Refinances as a percentage of originations	29	24	33	25	25
Total	100%	100%	100%	100%	100%

Production Margin:
Production revenue (B) (1)	$18,657	$25,253	$20,603	$92,250	$90,458
Production margin (B / A)	2.01%	2.19%	2.34%	2.33%	2.45%

Mortgage Servicing:
Loans serviced for others (C)	$6,545,870	$5,904,300	$2,929,133
MSRs, at fair value (D)	75,183	74,530	33,676
Percentage of MSRs to loans serviced for others (D / C)	1.15%	1.26%	1.15%

Components of Mortgage Banking Revenue:
Production revenue	$18,657	$25,253	$20,603	$92,250	$90,458
MSR - current period capitalization	9,683	11,340	5,179	33,071	18,341
MSR - collection of expected cash flows - paydowns (2)	(496)	(282)	—	(1,910)	—
MSR - collection of expected cash flows - payoffs	(896)	(799)	(963)	(3,129)	(2,595)
MSR - changes in fair value model assumptions	(7,638)	1,077	46	(331)	(1,173)
Servicing income	4,917	3,942	1,942	15,268	6,417
Other	(45)	1,483	604	1,771	2,024
Total mortgage banking revenue	$24,182	$42,014	$27,411	$136,990	$113,472

(1)
Production revenue represents revenue earned from the origination and subsequent sale of mortgages, including gains on loans sold and fees from originations, processing and other related activities, and excludes servicing fees, changes in the fair value of servicing rights and changes to the mortgage recourse obligation.

(2)	Change in MSR value due to collection of expected cash flows from paydowns and payoffs in 2017 is combined and shown in total in the payoff line. The component detail is not available for 2017.

The net losses recognized in the fourth quarter of 2018 on investment securities are primarily due to $2.6 million of unrealized losses on equity securities held by the Company, including a large cap value mutual fund.

The increase in operating lease income in the fourth quarter of 2018 compared to the third quarter of 2018 is primarily related to growth in business from the Company's leasing divisions during the period.

The Company has typically written call options with terms of less than three months against certain U.S. Treasury and agency securities held in its portfolio for liquidity and other purposes. Management has entered into these transactions with the goal of economically hedging security positions and enhancing its overall return on its investment portfolio by using fees generated from these options to compensate for net interest margin compression. These option transactions are designed to mitigate overall interest rate risk and do not qualify as hedges pursuant to accounting guidance. There were no outstanding call option contracts at December 31, 2018, September 30, 2018 or December 31, 2017.

The decrease in BOLI income was primarily the result of higher income in the third quarter of 2018 due to death benefits received during that period on certain insurance policies and lower market returns during the fourth quarter of 2018 on certain investments supporting deferred compensation plan benefits.

The decrease in miscellaneous non-interest income in the fourth quarter of 2018 as compared to the third quarter of 2018 is primarily due to negative adjustments from foreign currency remeasurement and losses from investments in partnerships.

NON-INTEREST EXPENSE

The following table presents non-interest expense by category for the periods presented:

	Three Months Ended
	December 31,	September 30,	December 31,	Q4 2018 compared to Q3 2018		Q4 2018 compared to Q4 2017
(Dollars in thousands)	2018	2018	2017	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$67,708	$69,893	$58,239	$(2,185)	(3)%	$9,469	16%
Commissions and incentive compensation	33,656	34,046	40,723	(390)	(1)	(7,067)	(17)
Benefits	20,747	19,916	19,047	831	4	1,700	9
Total salaries and employee benefits	122,111	123,855	118,009	(1,744)	(1)	4,102	3
Equipment	11,523	10,827	9,500	696	6	2,023	21
Operating lease equipment depreciation	8,462	7,370	7,015	1,092	15	1,447	21
Occupancy, net	15,980	14,404	14,154	1,576	11	1,826	13
Data processing	8,447	9,335	7,915	(888)	(10)	532	7
Advertising and marketing	9,414	11,120	7,382	(1,706)	(15)	2,032	28
Professional fees	9,259	9,914	8,879	(655)	(7)	380	4
Amortization of other intangible assets	1,407	1,163	1,028	244	21	379	37
FDIC insurance	4,044	4,205	4,324	(161)	(4)	(280)	(6)
OREO expense, net	1,618	596	599	1,022	NM	1,019	NM
Other:
Commissions - 3rd party brokers	779	1,059	1,057	(280)	(26)	(278)	(26)
Postage	2,047	2,205	1,427	(158)	(7)	620	43
Miscellaneous	16,242	17,584	15,291	(1,342)	(8)	951	6
Total other	19,068	20,848	17,775	(1,780)	(9)	1,293	7
Total Non-Interest Expense	$211,333	$213,637	$196,580	$(2,304)	(1)%	$14,753	8%

	Years Ended
	December 31,	December 31,	$	%
(Dollars in thousands)	2018	2017	Change	Change
Salaries and employee benefits:
Salaries	$266,563	$226,151	$40,412	18%
Commissions and incentive compensation	135,558	133,511	2,047	2
Benefits	77,956	70,416	7,540	11
Total salaries and employee benefits	480,077	430,078	49,999	12
Equipment	42,949	38,358	4,591	12
Operating lease equipment depreciation	29,305	24,107	5,198	22
Occupancy, net	57,814	52,920	4,894	9
Data processing	35,027	31,495	3,532	11
Advertising and marketing	41,140	30,830	10,310	33
Professional fees	32,306	27,835	4,471	16
Amortization of other intangible assets	4,571	4,401	170	4
FDIC insurance	17,209	16,231	978	6
OREO expense, net	6,120	3,593	2,527	70
Other:
Commissions - 3rd party brokers	4,264	4,178	86	2
Postage	8,685	6,763	1,922	28
Miscellaneous	66,621	61,028	5,593	9
Total other	79,570	71,969	7,601	11
Total Non-Interest Expense	$826,088	$731,817	$94,271	13%

Notable contributions to the change in non-interest expense are as follows:

Salaries and employee benefits expense decreased in the fourth quarter of 2018 compared to the third quarter of 2018 primarily as a result of lower commissions related to mortgage loan originations, higher salary deferrals related to loan origination costs and a reduction in costs related to deferred compensation plans impacted by market returns of related BOLI investments.

The increase in operating lease equipment depreciation in the fourth quarter of 2018 compared to the third quarter of 2018 is primarily related to growth in business from the Company's leasing divisions during the period.

The decrease in advertising and marketing expenses during the fourth quarter of 2018 compared to the third quarter of 2018 is primarily related to lower expenses for community advertisements and sponsorships. Marketing costs are incurred to promote the Company's brand, commercial banking capabilities, the Company's various products, to attract loans and deposits and to announce new branch openings as well as the expansion of the Company's non-bank businesses. The level of marketing expenditures depends on the timing of sponsorship programs and type of marketing programs utilized which are determined based on the market area, targeted audience, competition and various other factors.

INCOME TAXES

The Company recorded income tax expense of $28.0 million in the fourth quarter of 2018 compared to $30.9 million in the third quarter of 2018 and $27.0 million in the fourth quarter of 2017. The effective tax rates were 26.01% in the fourth quarter of 2018, 25.13% in the third quarter of 2018 and 28.19% in the fourth quarter of 2017. For the year ended December 31, 2018, the Company recorded income tax expense of $117.0 million (25.42% effective tax rate) compared to $132.3 million (33.93% effective tax rate) for the same period of 2017. The lower effective tax rate for the 2018 year-to-date period as compared to the same period of 2017 was primarily due to the reduction of the federal corporate income tax rate effective in 2018 as a result of the enactment of the Tax Cuts and Jobs Act on December 22, 2017. During the fourth quarter of 2017, the Company recorded a provisional tax benefit of $7.6 million related to the enactment of the Tax Cuts and Jobs Act, and during the third quarter of 2018, the Company finalized the provisional amounts and recorded an additional net tax benefit of $1.2 million. The effective tax rates were also impacted by excess tax benefits related to share-based compensation. These excess tax benefits were $160,000 in the fourth quarter of 2018 and $370,000 in the third quarter of 2018, compared to $1.2 million in the fourth quarter of 2017. Excess tax benefits were $3.9 million and $6.2 million for the years ended 2018 and 2017, respectively. Excess tax benefits are expected to be higher in the first quarter when the majority of the Company's share-based awards vest, and will fluctuate throughout the year based on the Company's stock price and timing of employee stock option exercises and vesting of other share-based awards.

ASSET QUALITY

Allowance for Credit Losses, excluding covered loans

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2018	2018	2017	2018	2017
Allowance for loan losses at beginning of period	$149,756	$143,402	$133,119	$137,905	$122,291
Provision for credit losses	10,401	11,042	7,772	34,832	29,982
Other adjustments (1)	(79)	(18)	698	(181)	573
Reclassification (to) from allowance for unfunded lending-related commitments	(150)	(2)	7	(126)	69
Charge-offs:
Commercial	6,416	3,219	1,340	14,532	5,159
Commercial real estate	219	208	1,001	1,395	4,236
Home equity	715	561	728	2,245	3,952
Residential real estate	267	337	542	1,355	1,284
Premium finance receivables - commercial	1,741	2,512	2,314	12,228	7,335
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	148	144	207	880	729
Total charge-offs	9,506	6,981	6,132	32,635	22,695
Recoveries:
Commercial	225	304	235	1,457	1,870
Commercial real estate	1,364	193	1,037	5,631	2,190
Home equity	105	142	359	541	746
Residential real estate	47	466	165	2,075	452
Premium finance receivables - commercial	567	1,142	613	3,069	2,128
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	40	66	32	202	299
Total recoveries	2,348	2,313	2,441	12,975	7,685
Net charge-offs	(7,158)	(4,668)	(3,691)	(19,660)	(15,010)
Allowance for loan losses at period end	$152,770	$149,756	$137,905	$152,770	$137,905
Allowance for unfunded lending-related commitments at period end	1,394	1,245	1,269	1,394	1,269
Allowance for credit losses at period end	$154,164	$151,001	$139,174	$154,164	$139,174
Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	0.33%	0.16%	0.07%	0.18%	0.05%
Commercial real estate	(0.07)	0.00	0.00	(0.06)	0.03
Home equity	0.43	0.28	0.22	0.28	0.46
Residential real estate	0.10	(0.06)	0.18	(0.08)	0.11
Premium finance receivables - commercial	0.16	0.19	0.26	0.33	0.20
Premium finance receivables - life insurance	0.00	0.00	0.00	0.00	0.00
Consumer and other	0.30	0.23	0.52	0.50	0.34
Total loans, net of unearned income, excluding covered loans	0.12%	0.08%	0.07%	0.09%	0.07%
Net charge-offs as a percentage of the provision for credit losses	68.82%	42.27%	47.49%	56.44%	50.06%
Loans at period-end, excluding covered loans	$23,820,691	$23,123,951	$21,640,797
Allowance for loan losses as a percentage of loans at period end	0.64%	0.65%	0.64%
Allowance for credit losses as a percentage of loans at period end	0.65%	0.65%	0.64%

(1)	Includes $742,000 of allowance for covered loan losses reclassified as a result of the termination of all existing loss share agreements with the FDIC during the fourth quarter of 2017.

The allowance for credit losses, excluding the allowance for covered loan losses, is comprised of the allowance for loan losses and the allowance for unfunded lending-related commitments. The allowance for loan losses is a reserve against loan amounts that are actually funded and outstanding while the allowance for unfunded lending-related commitments (separate liability account) relates to certain amounts that Wintrust is committed to lend but for which funds have not yet been disbursed. The provision for credit losses, excluding the provision for covered loan losses, may contain both a component related to funded loans (provision for loan losses) and a component related to lending-related commitments (provision for unfunded loan commitments and letters of credit).

Net charge-offs as a percentage of loans, excluding covered loans, for the fourth quarter of 2018 totaled 12 basis points on an annualized basis compared to eight basis points on an annualized basis in the third quarter of 2018 and seven basis points on an annualized basis in the fourth quarter of 2017. Net charge-offs totaled $7.2 million in the fourth quarter of 2018, a $2.5 million increase from $4.7 million in the third quarter of 2018 and a $3.5 million increase from $3.7 million in the fourth quarter of 2017. The increase in net charge-offs in the fourth quarter of 2018 compared to third quarter of 2018 is primarily the result of higher charge-offs within the commercial portfolio during the current period. The provision for credit losses, excluding the provision for covered loan losses, totaled $10.4 million for the fourth quarter of 2018 compared to $11.0 million for the third quarter of 2018 and $7.8 million for the fourth quarter of 2017.

Management believes the allowance for credit losses is appropriate to provide for inherent losses in the portfolio. There can be no assurances, however, that future losses will not exceed the amounts provided for, thereby affecting future results of operations. The amount of future additions to the allowance for credit losses will be dependent upon management’s assessment of the appropriateness of the allowance based on its evaluation of economic conditions, changes in real estate values, interest rates, the regulatory environment, the level of past-due and non-performing loans and other factors.

The Company also provided a provision for covered loan losses on covered loans when applicable.

The following table presents the provision for credit losses by component for the periods presented, including covered loans:

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2018	2018	2017	2018	2017
Provision for loan losses	$10,251	$11,040	$7,779	$34,706	$30,051
Provision for unfunded lending-related commitments	150	2	(7)	126	(69)
Provision for covered loan losses	—	—	—	—	(214)
Provision for credit losses	$10,401	$11,042	$7,772	$34,832	$29,768

The tables below summarize the calculation of allowance for loan losses for the Company’s core loan portfolio and consumer, niche and purchased loan portfolio, excluding covered loans, as of December 31, 2018 and September 30, 2018.

	As of December 31, 2018
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:(1)
Commercial and industrial	$4,339,618	$42,948	0.99%
Asset-based lending	1,025,805	9,138	0.89
Tax exempt	495,896	3,150	0.64
Leases	556,808	1,502	0.27
Commercial real estate:(1)
Residential construction	39,569	773	1.95
Commercial construction	715,260	8,203	1.15
Land	140,409	3,953	2.82
Office	903,559	6,235	0.69
Industrial	867,676	6,083	0.70
Retail	856,114	9,312	1.09
Multi-family	933,362	9,386	1.01
Mixed use and other	2,120,361	16,183	0.76
Home equity(1)	518,814	8,428	1.62
Residential real estate(1)	975,750	7,001	0.72
Total core loan portfolio	$14,489,001	$132,295	0.91%
Commercial:
Franchise	$885,882	$8,772	0.99%
Mortgage warehouse lines of credit	144,199	1,162	0.81
Community Advantage - homeowner associations	180,757	453	0.25
Aircraft	12,218	17	0.14
Purchased non-covered commercial loans (2)	187,355	684	0.37
Commercial real estate:
Purchased non-covered commercial real estate (2)	356,942	139	0.04
Purchased non-covered home equity (2)	33,529	79	0.24
Purchased non-covered residential real estate (2)	26,714	193	0.72
Premium finance receivables
U.S. commercial insurance loans	2,504,515	5,629	0.22
Canada commercial insurance loans (2)	337,144	515	0.15
Life insurance loans (1)	4,373,891	1,571	0.04
Purchased life insurance loans (2)	167,903	—	—
Consumer and other (1)	117,251	1,258	1.07
Purchased non-covered consumer and other (2)	3,390	3	0.09
Total consumer, niche and purchased loan portfolio	$9,331,690	$20,475	0.22%
Total loans, net of unearned income, excluding covered loans	$23,820,691	$152,770	0.64%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

	As of September 30, 2018
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:(1)
Commercial and industrial	$4,073,911	$41,543	1.02%
Asset-based lending	1,032,850	9,389	0.91
Tax exempt	478,547	3,098	0.65
Leases	500,052	1,338	0.27
Commercial real estate:(1)
Residential construction	39,289	784	2.00
Commercial construction	754,842	8,452	1.12
Land	117,616	3,814	3.24
Office	909,517	6,332	0.70
Industrial	853,351	5,995	0.70
Retail	852,351	8,152	0.96
Multi-family	891,654	8,891	1.00
Mixed use and other	2,009,861	15,671	0.78
Home equity(1)	538,209	9,051	1.68
Residential real estate(1)	887,336	6,121	0.69
Total core loan portfolio	$13,939,386	$128,631	0.92%
Commercial:
Franchise	$866,885	$8,879	1.02%
Mortgage warehouse lines of credit	171,860	1,350	0.79
Community Advantage - homeowner associations	166,941	442	0.26
Aircraft	2,498	4	0.16
Purchased non-covered commercial loans (2)	180,414	702	0.39
Commercial real estate:
Purchased non-covered commercial real estate (2)	318,293	156	0.05
Purchased non-covered home equity (2)	40,635	92	0.23
Purchased non-covered residential real estate (2)	36,914	170	0.46
Premium finance receivables
U.S. commercial insurance loans	2,532,584	6,027	0.24
Canada commercial insurance loans (2)	352,743	541	0.15
Life insurance loans (1)	4,225,481	1,606	0.04
Purchased life insurance loans (2)	173,490	—	—
Consumer and other (1)	113,320	1,153	1.02
Purchased non-covered consumer and other (2)	2,507	3	0.10
Total consumer, niche and purchased loan portfolio	$9,184,565	$21,125	0.23%
Total loans, net of unearned income, excluding covered loans	$23,123,951	$149,756	0.65%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

As part of the regular quarterly review performed by management to determine if the Company’s allowance for loan losses is appropriate, an analysis is prepared on the loan portfolio based upon a breakout of core loans and consumer, niche and purchased loans. A summary of the allowance for loan losses calculated for the loan components in both the core loan portfolio and the consumer, niche and purchased loan portfolio was shown on the preceding tables as of December 31, 2018 and September 30, 2018.

Purchased loans acquired in a business combination are recorded at estimated fair value on their purchase date. In accordance with accounting guidance, credit deterioration on purchased loans is recorded as a credit discount at the time of purchase.

In addition to the $152.8 million of allowance for loan losses, there is $6.7 million of non-accretable credit discount on purchased loans reported in accordance with ASC 310-30 that is available to absorb credit losses.

The tables below show the aging of the Company’s loan portfolio at December 31, 2018 and September 30, 2018:

		90+ days	60-89	30-59
As of December 31, 2018		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial (1)	$50,984	$3,313	$1,651	$34,861	$7,737,729	$7,828,538
Commercial real estate (1)	19,129	6,241	10,826	51,566	6,845,490	6,933,252
Home equity	7,147	—	131	3,105	541,960	552,343
Residential real estate (1)	16,383	1,292	1,692	6,171	976,926	1,002,464
Premium finance receivables - commercial	11,335	7,799	11,382	15,085	2,796,058	2,841,659
Premium finance receivables - life insurance (1)	—	—	8,407	24,628	4,508,759	4,541,794
Consumer and other (1)	348	227	87	733	119,246	120,641
Total loans, net of unearned income	$105,326	$18,872	$34,176	$136,149	$23,526,168	$23,820,691

As of December 31, 2018 Aging as a % of Loan Balance	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial (1)	0.7%	—%	—%	0.4%	98.9%	100.0%
Commercial real estate (1)	0.3	0.1	0.2	0.7	98.7	100.0
Home equity	1.3	—	—	0.6	98.1	100.0
Residential real estate (1)	1.6	0.1	0.2	0.6	97.5	100.0
Premium finance receivables - commercial	0.4	0.3	0.4	0.5	98.4	100.0
Premium finance receivables - life insurance (1)	—	—	0.2	0.5	99.3	100.0
Consumer and other (1)	0.3	0.2	0.1	0.6	98.8	100.0
Total loans, net of unearned income	0.4%	0.1%	0.1%	0.6%	98.8%	100.0%

(1)
Including PCI loans. PCI loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

		90+ days	60-89	30-59
As of September 30, 2018		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial (1)	$58,587	$8,494	$6,140	$25,614	$7,375,123	$7,473,958
Commercial real estate (1)	17,515	5,578	27,040	44,084	6,652,557	6,746,774
Home equity	8,523	—	1,075	3,478	565,768	578,844
Residential real estate (1)	16,062	1,865	1,714	603	904,006	924,250
Premium finance receivables - commercial	13,802	7,028	5,945	13,239	2,845,313	2,885,327
Premium finance receivables - life insurance (1)	—	—	—	22,016	4,376,955	4,398,971
Consumer and other (1)	355	295	430	329	114,418	115,827
Total loans, net of unearned income	$114,844	$23,260	$42,344	$109,363	$22,834,140	$23,123,951

As of September 30, 2018 Aging as a % of Loan Balance:	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial (1)	0.8%	0.1%	0.1%	0.3%	98.7%	100.0%
Commercial real estate (1)	0.3	0.1	0.4	0.7	98.5	100.0
Home equity	1.5	—	0.2	0.6	97.7	100.0
Residential real estate (1)	1.7	0.2	0.2	0.1	97.8	100.0
Premium finance receivables - commercial	0.5	0.2	0.2	0.5	98.6	100.0
Premium finance receivables - life insurance (1)	—	—	—	0.5	99.5	100.0
Consumer and other (1)	0.3	0.3	0.4	0.3	98.7	100.0
Total loans, net of unearned income	0.5%	0.1%	0.2%	0.5%	98.7%	100.0%

(1)
Including PCI loans. PCI loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

As of December 31, 2018, $34.2 million of all loans, or 0.1%, were 60 to 89 days past due and $136.1 million, or 0.6%, were 30 to 59 days (or one payment) past due. As of September 30, 2018, $42.3 million of all loans, or 0.2%, were 60 to 89 days past due and $109.4 million, or 0.5%, were 30 to 59 days (or one payment) past due. The majority of the commercial and commercial real estate loans shown as 60 to 89 days and 30 to 59 days past due are included on the Company’s internal problem loan reporting system. Loans on this system are closely monitored by management on a monthly basis. All loans within the life insurance premium financing portfolio shown as 60 to 89 days and 30 to 59 days past due (four and nine credits, respectively) remain fully secured.

The Company’s home equity and residential loan portfolios continue to exhibit low delinquency ratios. Home equity loans at December 31, 2018 that are current with regard to the contractual terms of the loan agreement represent 98.1% of the total home equity portfolio. Residential real estate loans at December 31, 2018 that are current with regards to the contractual terms of the loan agreements comprise 97.5% of total residential real estate loans outstanding.

Non-performing Assets

The following table sets forth Wintrust’s non-performing assets and troubled debt restructurings ("TDRs") performing under the contractual terms of the loan agreement, excluding PCI loans, at the dates indicated.

	December 31,	September 30,	December 31,
(Dollars in thousands)	2018	2018	2017(3)
Loans past due greater than 90 days and still accruing(1):
Commercial	$—	$5,122	$—
Commercial real estate	—	—	—
Home equity	—	—	—
Residential real estate	—	—	3,278
Premium finance receivables - commercial	7,799	7,028	9,242
Premium finance receivables - life insurance	—	—	—
Consumer and other	109	233	40
Total loans past due greater than 90 days and still accruing	7,908	12,383	12,560
Non-accrual loans(2):
Commercial	50,984	58,587	15,696
Commercial real estate	19,129	17,515	22,048
Home equity	7,147	8,523	8,978
Residential real estate	16,383	16,062	17,977
Premium finance receivables - commercial	11,335	13,802	12,163
Premium finance receivables - life insurance	—	—	—
Consumer and other	348	355	740
Total non-accrual loans	105,326	114,844	77,602
Total non-performing loans:
Commercial	50,984	63,709	15,696
Commercial real estate	19,129	17,515	22,048
Home equity	7,147	8,523	8,978
Residential real estate	16,383	16,062	21,255
Premium finance receivables - commercial	19,134	20,830	21,405
Premium finance receivables - life insurance	—	—	—
Consumer and other	457	588	780
Total non-performing loans	$113,234	$127,227	$90,162
Other real estate owned	11,968	14,924	20,244
Other real estate owned - from acquisitions	12,852	13,379	20,402
Other repossessed assets	280	294	153
Total non-performing assets	$138,334	$155,824	$130,961
TDRs performing under the contractual terms of the loan agreement	$33,281	$31,487	$39,683
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.65%	0.85%	0.23%
Commercial real estate	0.28	0.26	0.34
Home equity	1.29	1.47	1.35
Residential real estate	1.63	1.74	2.55
Premium finance receivables - commercial	0.67	0.72	0.81
Premium finance receivables - life insurance	—	—	—
Consumer and other	0.38	0.51	0.72
Total loans, net of unearned income	0.48%	0.55%	0.42%
Total non-performing assets as a percentage of total assets	0.44%	0.52%	0.47%
Allowance for loan losses as a percentage of total non-performing loans	134.92%	117.71%	152.95%

(1)
Loans past due greater than 90 days and still accruing interest included TDRs totaling $5.1 million as of September 30, 2018. As of December 31, 2018 and December 31, 2017, no TDRs were past due greater than 90 days and still accruing interest.

(2)	Non-accrual loans included TDRs totaling $32.8 million, $34.7 million and $10.1 million as of December 31, 2018, September 30, 2018 and December 31, 2017, respectively.

(3)
Includes $2.6 million of non-performing loans and $2.9 million of other real estate owned reclassified from covered assets as a result of the termination of all existing loss share agreements with the FDIC during the fourth quarter of 2017.

The ratio of non-performing assets to total assets was 0.44% as of December 31, 2018, compared to 0.52% at September 30, 2018, and 0.47% at December 31, 2017. Non-performing assets, excluding PCI loans, totaled $138.3 million at December 31, 2018, compared to $155.8 million at September 30, 2018 and $131.0 million at December 31, 2017. Non-performing loans, excluding PCI loans, totaled $113.2 million, or 0.48% of total loans, at December 31, 2018 compared to $127.2 million, or 0.55% of total loans, at September 30, 2018 and $90.2 million, or 0.42% of total loans, at December 31, 2017. OREO of $24.8 million at December 31, 2018 decreased $3.5 million compared to $28.3 million at September 30, 2018 and decreased $15.8 million compared to $40.6 million at December 31, 2017.

Management is pursuing the resolution of all credits in this category. At this time, management believes reserves are appropriate to absorb inherent losses and OREO is appropriately valued at the lower of carrying value or fair value less estimated costs to sell.

Nonperforming Loans Rollforward

The table below presents a summary of the changes in the balance of non-performing loans, excluding PCI loans, for the periods presented:

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2018	2018	2017	2018	2017
Balance at beginning of period	$127,227	$83,282	$77,983	$90,162	$87,454
Additions, net, from non-covered portfolio	18,553	56,864	25,619	92,428	55,738
Additions, net, from covered non-performing loans subsequent to loss share expiration	—	—	2,572	—	2,572
Return to performing status	(6,155)	(3,782)	(426)	(14,449)	(3,596)
Payments received	(16,437)	(6,212)	(4,271)	(29,807)	(27,202)
Transfer to OREO and other repossessed assets	(970)	(659)	(3,960)	(7,138)	(9,236)
Charge-offs	(7,161)	(3,108)	(2,443)	(15,792)	(10,362)
Net change for niche loans (1)	(1,823)	842	(4,912)	(2,170)	(5,206)
Balance at end of period	$113,234	$127,227	$90,162	$113,234	$90,162

(1)	This includes activity for premium finance receivables and indirect consumer loans.

TDRs

The table below presents a summary of TDRs as of the respective date, presented by loan category and accrual status:

	December 31,	September 30,	December 31,
(Dollars in thousands)	2018	2018	2017
Accruing TDRs:
Commercial	$8,545	$8,794	$19,917
Commercial real estate	13,895	14,160	16,160
Residential real estate and other	10,841	8,533	3,606
Total accrual	$33,281	$31,487	$39,683
Non-accrual TDRs: (1)
Commercial	$27,774	$30,452	$4,000
Commercial real estate	1,552	1,326	1,340
Residential real estate and other	3,495	2,954	4,763
Total non-accrual	$32,821	$34,732	$10,103
Total TDRs:
Commercial	$36,319	$39,246	$23,917
Commercial real estate	15,447	15,486	17,500
Residential real estate and other	14,336	11,487	8,369
Total TDRs	$66,102	$66,219	$49,786
Weighted-average contractual interest rate of TDRs	5.54%	5.48%	4.40%

(1)	Included in total non-performing loans.

Other Real Estate Owned

The table below presents a summary of other real estate owned, excluding covered other real estate owned, as of December 31, 2018, September 30, 2018 and December 31, 2017, and shows the activity for the respective period and the balance for each property type:

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2018	2018	2017
Balance at beginning of period	$28,303	$35,331	$37,378
Disposals/resolved	(3,848)	(7,291)	(6,107)
Transfers in at fair value, less costs to sell	997	349	6,733
Transfers in from covered OREO subsequent to loss share expiration	—	—	2,851
Additions from acquisition	160	1,418	—
Fair value adjustments	(792)	(1,504)	(209)
Balance at end of period	$24,820	$28,303	$40,646

	Period End
	December 31,	September 30,	December 31,
Balance by Property Type	2018	2018	2017
Residential real estate	$3,446	$3,735	$7,515
Residential real estate development	1,426	1,952	2,221
Commercial real estate	19,948	22,616	30,910
Total	$24,820	$28,303	$40,646

Items Impacting Comparative Financial Results:

Acquisitions

On December 14, 2018. the Company acquired Elektra, the parent company of CDEC. CDEC is a provider of Qualified Intermediary services (as defined by U.S. Treasury regulations) for taxpayers seeking to structure tax-deferred like-kind exchanges under Internal Revenue Code Section 1031.  CDEC has successfully facilitated more than 8,000 like-kind exchanges in the past decade for taxpayers nationwide.  These transactions typically generate customer deposits during the period following the sale of the property until such proceeds are used to purchase a replacement property.  During 2018, deposits from CDEC customers averaged over $1 billion.

On December 7, 2018, the Company completed its acquisition of certain assets and the assumption of certain liabilities of AEB. Through this asset acquisition, the Company acquired approximately $164 million in assets, including approximately $119 million in loans, and approximately $151 million in deposits.

On August 1, 2018, the Company completed its acquisition of Chicago Shore Corporation ("CSC"). CSC was the parent company of Delaware Place Bank. Through this business combination, the Company acquired Delaware Place Bank's one banking location in Chicago, Illinois, approximately $283 million in assets, including approximately $152 million in loans, and approximately $213 million in deposits.

On January 4, 2018, the Company acquired certain assets and assumed certain liabilities of the mortgage banking business of Veterans First, in a business combination. The Company also acquired mortgage servicing rights assets from Veterans First on approximately 10,000 loans, totaling an estimated $1.6 billion in unpaid principal balance. Veterans First is a consumer direct lender with three offices, operating two in Salt Lake City and one in San Diego, and originated in excess of $800 million in loans in 2017.

On February 14, 2017, the Company acquired certain assets and assumed certain liabilities of the mortgage banking business of American Homestead Mortgage, LLC ("AHM"), in a business combination. AHM is located in Montana's Flathead Valley and originated approximately $55 million of residential mortgage loans in 2016.

Termination of Loss Share Agreements

On October 16, 2017, the Company entered in agreements with the FDIC that terminated all existing loss share agreements with the FDIC. The loss share agreements were related to the Company’s acquisition of assets and assumption of liabilities of eight failed banks through FDIC assisted transactions in 2010, 2011 and 2012.

Under terms of the agreements, the Company made a net payment of $15.2 million to the FDIC as consideration for the early termination of the loss share agreements. The Company recorded a pre-tax gain of approximately $0.4 million in the fourth quarter of 2017 to write off the remaining loss share asset, relieve the claw-back liability and recognize the payment to the FDIC.

Approximately $0.2 million of the remaining net indemnification liabilities that were scheduled to be amortized against future earnings did not occur for the remainder of the fourth quarter of 2017. Additionally, $0.8 million, $0.8 million and $0.7 million each year in 2018, 2019 and 2020, respectively, of previously scheduled amortization will not occur.

The termination of the FDIC loss share agreements has no effect on yields of the loans that were previously covered under these agreements. Subsequent to this transaction, the Company is solely responsible for all future charge-offs, recoveries, gains, losses and expenses related to the previously covered assets as the FDIC will no longer share in those amounts.

WINTRUST SUBSIDIARIES AND LOCATIONS

Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC). Its 15 community bank subsidiaries are: Lake Forest Bank & Trust Company, N.A., Hinsdale Bank & Trust Company, Wintrust Bank in Chicago, Libertyville Bank & Trust Company, Barrington Bank & Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Northbrook Bank & Trust Company, Schaumburg Bank & Trust Company, N.A., Village Bank & Trust in Arlington Heights, Beverly Bank & Trust Company, N.A. in Chicago, Wheaton Bank & Trust Company, State Bank of The Lakes in Antioch, Old Plank Trail Community Bank, N.A. in New Lenox, St. Charles Bank & Trust Company and Town Bank in Hartland, Wisconsin.

The banks also operate facilities in Illinois in Addison, Algonquin, Aurora, Bloomingdale, Buffalo Grove, Cary, Clarendon Hills, Crete, Deerfield, Des Plaines, Downers Grove, Elgin, Elk Grove Village, Elmhurst, Evanston, Evergreen Park, Frankfort, Geneva, Glen Ellyn, Glencoe, Glenview, Gurnee, Grayslake, Hanover Park, Highland Park, Highwood, Hoffman Estates, Island Lake, Itasca, Joliet, Lake Bluff, Lake Villa, Lansing, Lemont, Lindenhurst, Lynwood, Markham, McHenry, Mokena, Mount Prospect, Mundelein, Naperville, North Chicago, Northfield, Norridge, Oak Lawn, Orland Park, Palatine, Park Ridge, Prospect Heights, Ravinia, Riverside, Rogers Park, Rolling Meadows, Roselle, Round Lake Beach, Shorewood, Skokie, South Holland, Spring Grove, Steger, Stone Park, Vernon Hills, Wauconda, Western Springs, Willowbrook, Wilmette, Winnetka and Wood Dale and in Albany, Burlington, Clinton, Darlington, Delafield, Delavan, Elm Grove, Genoa City, Kenosha, Lake Geneva, Madison, Menomonee Falls, Milwaukee, Monroe, Pewaukee, Racine, Sharon, Wales, Walworth and Wind Lake, Wisconsin and Dyer, Indiana.

Additionally, the Company operates various non-bank business units:

•
FIRST Insurance Funding, a division of Lake Forest Bank & Trust Company, N.A., and Wintrust Life Finance, a division of Lake Forest Bank & Trust Company, N.A., serve commercial and life insurance loan customers, respectively, throughout the United States.

•	First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada.

•
Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.

•
Wintrust Mortgage, a division of Barrington Bank & Trust Company, N.A., engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices.

•	Wintrust Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.

•	Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.

•	The Chicago Trust Company, a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.

•	Wintrust Asset Finance offers direct leasing opportunities.

•	CDEC provides Qualified Intermediary services (as defined by U.S. Treasury regulations) for taxpayers seeking to structure tax-deferred like-kind exchanges under Internal Revenue Code Section 1031.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2017 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•
economic conditions that affect the economy, housing prices, the job market and other factors that may adversely affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates;

•	the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;

•	estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;

•	the financial success and economic viability of the borrowers of our commercial loans;

•	commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin;

•	the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for loan and lease losses;

•	inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;

•
changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;

•
competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products;

•	failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions;

•	unexpected difficulties and losses related to FDIC-assisted acquisitions;

•	harm to the Company’s reputation;

•	any negative perception of the Company’s financial strength;

•	ability of the Company to raise additional capital on acceptable terms when needed;

•	disruption in capital markets, which may lower fair values for the Company’s investment portfolio;

•	ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith;

•	failure or breaches of our security systems or infrastructure, or those of third parties;

•	security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion or data corruption attempts and identity theft;

•	adverse effects on our information technology systems resulting from failures, human error or cyberattacks;

•	adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;

•	increased costs as a result of protecting our customers from the impact of stolen debit card information;

•	accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;

•	ability of the Company to attract and retain senior management experienced in the banking and financial services industries;

•	environmental liability risk associated with lending activities;

•	the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation;

•	losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith;

•	the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;

•	the soundness of other financial institutions;

•	the expenses and delayed returns inherent in opening new branches and de novo banks;

•	examinations and challenges by tax authorities, and any unanticipated impact of the Tax Act;

•	changes in accounting standards, rules and interpretations such as the new CECL standard, and the impact on the Company’s financial statements;

•	the ability of the Company to receive dividends from its subsidiaries;

•	uncertainty about the future of LIBOR;

•	a decrease in the Company’s capital ratios, including as a result of declines in the value of its loan portfolios, or otherwise;

•	legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies;

•	a lowering of our credit rating;

•	changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet as a result of the end of its program of quantitative easing or otherwise;

•	restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business resulting from the Dodd-Frank Act;

•	increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment;

•	the impact of heightened capital requirements;

•	increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;

•	delinquencies or fraud with respect to the Company’s premium finance business;

•	credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;

•	the Company’s ability to comply with covenants under its credit facility; and

•	fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation.

Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEB CAST AND REPLAY

The Company will hold a conference call at 9:00 a.m. (Central Time) on Wednesday, January 23, 2019 regarding fourth quarter and full year 2018 results. Individuals interested in listening should call (877) 363-5049 and enter Conference ID #3897075. A simultaneous audio-only web cast and replay of the conference call may be accessed via the Company’s website at http://www.wintrust.com, Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the fourth quarter and full year 2018 earnings press release will be available on the home page of the Company’s website at http://www.wintrust.com and at the Investor Relations, Investor News and Events, Press Releases link on its website.

WINTRUST FINANCIAL CORPORATION
Supplemental Financial Information
5 Quarter Trends

WINTRUST FINANCIAL CORPORATION - Supplemental Financial Information
Selected Financial Highlights - 5 Quarter Trends
(Dollars in thousands, except per share data)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Selected Financial Condition Data (at end of period):
Total assets	$31,241,521	$30,142,731	$29,464,588	$28,456,772	$27,915,970
Total loans (7)	23,820,691	23,123,951	22,610,560	22,062,134	21,640,797
Total deposits	26,094,678	24,916,715	24,365,479	23,279,327	23,183,347
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total shareholders’ equity	3,267,570	3,179,822	3,106,871	3,031,250	2,976,939
Selected Statements of Income Data:
Net interest income	254,088	247,563	238,170	225,082	219,099
Net revenue (1)	329,396	347,493	333,403	310,761	300,137
Net income	79,657	91,948	89,580	81,981	68,781
Net income per common share – Basic	$1.38	$1.59	$1.55	$1.42	$1.19
Net income per common share – Diluted	$1.35	$1.57	$1.53	$1.40	$1.17
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.61%	3.59%	3.61%	3.54%	3.45%
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.63%	3.61%	3.63%	3.56%	3.49%
Non-interest income to average assets	0.99%	1.34%	1.34%	1.25%	1.18%
Non-interest expense to average assets	2.78%	2.87%	2.90%	2.83%	2.87%
Net overhead ratio (3)	1.79%	1.53%	1.57%	1.58%	1.69%
Return on average assets	1.05%	1.24%	1.26%	1.20%	1.00%
Return on average common equity	10.01%	11.86%	11.94%	11.29%	9.39%
Return on average tangible common equity (non-GAAP) (2)	12.48%	14.64%	14.72%	14.02%	11.65%
Average total assets	$30,179,887	$29,525,109	$28,567,579	$27,809,597	$27,179,484
Average total shareholders’ equity	3,200,654	3,131,943	3,064,154	2,995,592	2,942,999
Average loans to average deposits ratio (excluding covered loans)	92.4%	92.2%	95.5%	95.2%	92.3%
Period-end loans to deposits ratio (excluding covered loans)	91.3	92.8	92.8	94.8	93.3
Common Share Data at end of period:
Market price per common share	$66.49	$84.94	$87.05	$86.05	$82.37
Book value per common share (2)	$55.71	$54.19	$52.94	$51.66	$50.96
Tangible common book value per share (2)	$44.73	$44.16	$43.50	$42.17	$41.68
Common shares outstanding	56,407,558	56,377,169	56,329,276	56,256,498	55,965,207
Other Data at end of period:(6)
Leverage Ratio(4)	9.1%	9.3%	9.4%	9.3%	9.3%
Tier 1 Capital to risk-weighted assets (4)	9.6%	10.0%	10.0%	10.0%	9.9%
Common equity Tier 1 capital to risk-weighted assets (4)	9.2%	9.5%	9.6%	9.5%	9.4%
Total capital to risk-weighted assets (4)	11.6%	12.0%	12.1%	12.0%	12.0%
Allowance for credit losses (5)	$154,164	$151,001	$144,645	$140,746	$139,174
Non-performing loans	113,234	127,227	83,282	89,690	90,162
Allowance for credit losses to total loans (5)	0.65%	0.65%	0.64%	0.64%	0.64%
Non-performing loans to total loans	0.48%	0.55%	0.37%	0.41%	0.42%
Number of:
Bank subsidiaries	15	15	15	15	15
Banking offices	167	166	162	157	157

(1)	Net revenue includes net interest income and non-interest income.

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	Capital ratios for current quarter-end are estimated.

(5)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excluding the allowance for covered loan losses.

(6)	Asset quality ratios exclude covered loans.

(7)	Excludes mortgage loans held-for-sale.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Condition - 5 Quarter Trends

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2018	2018	2018	2018	2017
Assets
Cash and due from banks	$392,142	$279,936	$304,580	$231,407	$277,534
Federal funds sold and securities purchased under resale agreements	58	57	62	57	57
Interest bearing deposits with banks	1,099,594	1,137,044	1,221,407	980,380	1,063,242
Available-for-sale securities, at fair value	2,126,081	2,164,985	1,940,787	1,895,688	1,803,666
Held-to-maturity securities, at amortized cost	1,067,439	966,438	890,834	892,937	826,449
Trading account securities	1,692	688	862	1,682	995
Equity securities with readily determinable fair value	34,717	36,414	37,839	37,832	—
Federal Home Loan Bank and Federal Reserve Bank stock	91,354	99,998	96,699	104,956	89,989
Brokerage customer receivables	12,609	15,649	16,649	24,531	26,431
Mortgage loans held-for-sale	264,070	338,111	455,712	411,505	313,592
Loans, net of unearned income	23,820,691	23,123,951	22,610,560	22,062,134	21,640,797
Allowance for loan losses	(152,770)	(149,756)	(143,402)	(139,503)	(137,905)
Net loans	23,667,921	22,974,195	22,467,158	21,922,631	21,502,892
Premises and equipment, net	671,169	664,469	639,345	626,687	621,895
Lease investments, net	233,208	199,241	194,160	190,775	212,335
Accrued interest receivable and other assets	696,707	700,568	666,673	601,794	567,374
Trade date securities receivable	263,523	—	450	—	90,014
Goodwill and other intangible assets	619,237	564,938	531,371	533,910	519,505
Total assets	$31,241,521	$30,142,731	$29,464,588	$28,456,772	$27,915,970
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$6,569,880	$6,399,213	$6,520,724	$6,612,319	$6,792,497
Interest bearing	19,524,798	18,517,502	17,844,755	16,667,008	16,390,850
Total deposits	26,094,678	24,916,715	24,365,479	23,279,327	23,183,347
Federal Home Loan Bank advances	426,326	615,000	667,000	915,000	559,663
Other borrowings	393,855	373,571	255,701	247,092	266,123
Subordinated notes	139,210	139,172	139,148	139,111	139,088
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Accrued interest payable and other liabilities	666,316	664,885	676,823	591,426	537,244
Total liabilities	27,973,951	26,962,909	26,357,717	25,425,522	24,939,031
Shareholders’ Equity:
Preferred stock	125,000	125,000	125,000	125,000	125,000
Common stock	56,518	56,486	56,437	56,364	56,068
Surplus	1,557,984	1,553,353	1,547,511	1,540,673	1,529,035
Treasury stock	(5,634)	(5,547)	(5,355)	(5,355)	(4,986)
Retained earnings	1,610,574	1,543,680	1,464,494	1,387,663	1,313,657
Accumulated other comprehensive loss	(76,872)	(93,150)	(81,216)	(73,095)	(41,835)
Total shareholders’ equity	3,267,570	3,179,822	3,106,871	3,031,250	2,976,939
Total liabilities and shareholders’ equity	$31,241,521	$30,142,731	$29,464,588	$28,456,772	$27,915,970

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Income (Unaudited) - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except per share data)	2018	2018	2018	2018	2017
Interest income
Interest and fees on loans	283,311	271,134	255,063	234,994	226,447
Mortgage loans held-for-sale	3,409	5,285	4,226	2,818	3,291
Interest bearing deposits with banks	5,628	5,423	3,243	2,796	2,723
Federal funds sold and securities purchased under resale agreements	—	—	1	—	—
Investment securities	26,656	21,710	19,888	19,128	18,160
Trading account securities	14	11	4	14	2
Federal Home Loan Bank and Federal Reserve Bank stock	1,343	1,235	1,455	1,298	1,067
Brokerage customer receivables	235	164	167	157	150
Total interest income	320,596	304,962	284,047	261,205	251,840
Interest expense
Interest on deposits	55,975	48,736	35,293	26,549	24,930
Interest on Federal Home Loan Bank advances	2,563	1,947	4,263	3,639	2,124
Interest on other borrowings	3,199	2,003	1,698	1,699	1,600
Interest on subordinated notes	1,788	1,773	1,787	1,773	1,786
Interest on junior subordinated debentures	2,983	2,940	2,836	2,463	2,301
Total interest expense	66,508	57,399	45,877	36,123	32,741
Net interest income	254,088	247,563	238,170	225,082	219,099
Provision for credit losses	10,401	11,042	5,043	8,346	7,772
Net interest income after provision for credit losses	243,687	236,521	233,127	216,736	211,327
Non-interest income
Wealth management	22,726	22,634	22,617	22,986	21,910
Mortgage banking	24,182	42,014	39,834	30,960	27,411
Service charges on deposit accounts	9,065	9,331	9,151	8,857	8,907
(Losses) gains on investment securities, net	(2,649)	90	12	(351)	14
Fees from covered call options	626	627	669	1,597	1,610
Trading (losses) gains, net	(155)	(61)	124	103	24
Operating lease income, net	10,882	9,132	8,746	9,691	8,598
Other	10,631	16,163	14,080	11,836	12,564
Total non-interest income	75,308	99,930	95,233	85,679	81,038
Non-interest expense
Salaries and employee benefits	122,111	123,855	121,675	112,436	118,009
Equipment	11,523	10,827	10,527	10,072	9,500
Operating lease equipment depreciation	8,462	7,370	6,940	6,533	7,015
Occupancy, net	15,980	14,404	13,663	13,767	14,154
Data processing	8,447	9,335	8,752	8,493	7,915
Advertising and marketing	9,414	11,120	11,782	8,824	7,382
Professional fees	9,259	9,914	6,484	6,649	8,879
Amortization of other intangible assets	1,407	1,163	997	1,004	1,028
FDIC insurance	4,044	4,205	4,598	4,362	4,324
OREO expense, net	1,618	596	980	2,926	599
Other	19,068	20,848	20,371	19,283	17,775
Total non-interest expense	211,333	213,637	206,769	194,349	196,580
Income before taxes	107,662	122,814	121,591	108,066	95,785
Income tax expense	28,005	30,866	32,011	26,085	27,004
Net income	$79,657	$91,948	$89,580	$81,981	$68,781
Preferred stock dividends	2,050	2,050	2,050	2,050	2,050
Net income applicable to common shares	$77,607	$89,898	$87,530	$79,931	$66,731
Net income per common share - Basic	$1.38	$1.59	$1.55	$1.42	$1.19
Net income per common share - Diluted	$1.35	$1.57	$1.53	$1.40	$1.17
Cash dividends declared per common share	$0.19	$0.19	$0.19	$0.19	$0.14
Weighted average common shares outstanding	56,395	56,366	56,299	56,137	55,924
Dilutive potential common shares	892	918	928	888	1,010
Average common shares and dilutive common shares	57,287	57,284	57,227	57,025	56,934

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Loan Balances - 5 Quarter Trends

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2018	2018	2018	2018	2017
Balance:
Commercial	$7,828,538	$7,473,958	$7,289,060	$7,060,871	$6,787,677
Commercial real estate	6,933,252	6,746,774	6,575,084	6,633,520	6,580,618
Home equity	552,343	578,844	593,500	626,547	663,045
Residential real estate	1,002,464	924,250	895,470	869,104	832,120
Premium finance receivables - commercial	2,841,659	2,885,327	2,833,452	2,576,150	2,634,565
Premium finance receivables - life insurance	4,541,794	4,398,971	4,302,288	4,189,961	4,035,059
Consumer and other	120,641	115,827	121,706	105,981	107,713
Total loans, net of unearned income	$23,820,691	$23,123,951	$22,610,560	$22,062,134	$21,640,797
Mix:
Commercial	33%	32%	32%	32%	31%
Commercial real estate	29	29	29	30	30
Home equity	2	3	3	3	3
Residential real estate	4	4	4	4	4
Premium finance receivables - commercial	12	12	12	12	12
Premium finance receivables - life insurance	19	19	19	19	19
Consumer and other	1	1	1	—	1
Total loans, net of unearned income	100%	100%	100%	100%	100%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Deposits Balances - 5 Quarter Trends

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2018	2018	2018	2018	2017
Balance:
Non-interest bearing	$6,569,880	$6,399,213	$6,520,724	$6,612,319	$6,792,497
NOW and interest bearing demand deposits	2,897,133	2,512,259	2,452,474	2,315,122	2,315,055
Wealth management deposits (1)	2,996,764	2,520,120	2,523,572	2,495,134	2,323,699
Money market	5,704,866	5,429,921	5,205,678	4,617,122	4,515,353
Savings	2,665,194	2,595,164	2,763,062	2,901,504	2,829,373
Time certificates of deposit	5,260,841	5,460,038	4,899,969	4,338,126	4,407,370
Total deposits	$26,094,678	$24,916,715	$24,365,479	$23,279,327	$23,183,347
Mix:
Non-interest bearing	25%	26%	27%	28%	29%
NOW and interest bearing demand deposits	11	10	10	10	10
Wealth management deposits (1)	12	10	11	11	10
Money market	22	22	21	20	20
Savings	10	10	11	12	12
Time certificates of deposit	20	22	20	19	19
Total deposits	100%	100%	100%	100%	100%

(1)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wintrust Investments, CDEC, trust and asset management customers of the Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income) - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2018	2018	2018	2018	2017
Net interest income - FTE	$255,658	$249,082	$239,549	$226,286	$221,226
Call option income	626	627	669	1,597	1,610
Net interest income including call option income	$256,284	$249,709	$240,218	$227,883	$222,836
Yield on earning assets	4.58%	4.45%	4.32%	4.13%	4.00%
Rate on interest-bearing liabilities	1.33	1.17	1.00	0.83	0.75
Rate spread	3.25%	3.28%	3.32%	3.30%	3.25%
Less: Fully tax-equivalent adjustment	(0.02)	(0.02)	(0.02)	(0.02)	(0.04)
Net free funds contribution	0.38	0.33	0.31	0.26	0.24
Net interest margin (GAAP-derived)	3.61%	3.59%	3.61%	3.54%	3.45%
Fully tax-equivalent adjustment	0.02	0.02	0.02	0.02	0.04
Net interest margin - FTE	3.63%	3.61%	3.63%	3.56%	3.49%
Call option income	0.01	0.01	0.01	0.03	0.03
Net interest margin - FTE, including call option income	3.64%	3.62%	3.64%	3.59%	3.52%
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income - YTD Trends)

	Years Ended December 31,
(Dollars in thousands)	2018	2017	2016	2015	2014
Net interest income - FTE	$970,575	$839,563	$728,145	$646,238	$601,744
Call option income	3,519	4,402	11,470	15,364	7,859
Net interest income including call option income	$974,094	$843,965	$739,615	$661,602	$609,603
Yield on earning assets	4.38%	3.91%	3.67%	3.76%	3.96%
Rate on interest-bearing liabilities	1.09	0.67	0.57	0.54	0.55
Rate spread	3.29%	3.24%	3.10%	3.22%	3.41%
Less: Fully tax-equivalent adjustment	(0.02)	(0.03)	(0.02)	(0.02)	(0.02)
Net free funds contribution	0.32	0.20	0.16	0.14	0.12
Net interest margin (GAAP-derived)	3.59%	3.41%	3.24%	3.34%	3.51%
Fully tax-equivalent adjustment	0.02	0.03	0.02	0.02	0.02
Net interest margin - FTE	3.61%	3.44%	3.26%	3.36%	3.53%
Call option income	0.01	0.02	0.05	0.08	0.05
Net interest margin - FTE, including call option income	3.62%	3.46%	3.31%	3.44%	3.58%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Quarterly Average Balances - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2018	2018	2018	2018	2017
Interest-bearing deposits with banks and cash equivalents	$1,042,860	$998,004	$759,425	$749,973	$914,319
Investment securities	3,347,496	3,046,272	2,890,828	2,892,617	2,736,253
FHLB and FRB stock	98,084	88,335	115,119	105,414	82,092
Liquidity management assets	$4,488,440	$4,132,611	$3,765,372	$3,748,004	$3,732,664
Other earning assets	16,204	17,862	21,244	27,571	26,955
Mortgage loans held-for-sale	265,717	380,235	403,967	281,181	335,385
Loans, net of unearned income	23,164,154	22,823,378	22,283,541	21,711,342	21,080,984
Covered loans	—	—	—	—	6,025
Total earning assets	$27,934,515	$27,354,086	$26,474,124	$25,768,098	$25,182,013
Allowance for loan and covered loan losses	(154,438)	(148,503)	(147,192)	(143,108)	(138,584)
Cash and due from banks	271,403	268,006	270,240	254,489	244,097
Other assets	2,128,407	2,051,520	1,970,407	1,930,118	1,891,958
Total assets	$30,179,887	$29,525,109	$28,567,579	$27,809,597	$27,179,484
NOW and interest bearing demand deposits	$2,671,283	$2,519,445	$2,295,268	$2,255,692	$2,284,576
Wealth management deposits	2,289,904	2,517,141	2,365,191	2,250,139	2,005,197
Money market accounts	5,632,268	5,369,324	4,883,645	4,520,620	4,611,515
Savings accounts	2,553,133	2,672,077	2,702,665	2,813,772	2,741,621
Time deposits	5,381,029	5,214,637	4,557,187	4,322,111	4,581,464
Interest-bearing deposits	$18,527,617	$18,292,624	$16,803,956	$16,162,334	$16,224,373
Federal Home Loan Bank advances	551,846	429,739	1,006,407	872,811	324,748
Other borrowings	385,878	268,278	240,066	263,125	255,972
Subordinated notes	139,186	139,155	139,125	139,094	139,065
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total interest-bearing liabilities	$19,858,093	$19,383,362	$18,443,120	$17,690,930	$17,197,724
Non-interest bearing deposits	6,542,228	6,461,195	6,539,731	6,639,845	6,605,553
Other liabilities	578,912	548,609	520,574	483,230	433,208
Equity	3,200,654	3,131,943	3,064,154	2,995,592	2,942,999
Total liabilities and shareholders’ equity	$30,179,887	$29,525,109	$28,567,579	$27,809,597	$27,179,484

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin - 5 Quarter Trends

	Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Yield earned on:
Interest-bearing deposits with banks and cash equivalents	2.14%	2.16%	1.71%	1.51%	1.18%
Investment securities	3.23	2.90	2.84	2.76	2.78
FHLB and FRB stock	5.43	5.54	5.07	4.99	5.15
Liquidity management assets	3.02%	2.78%	2.68%	2.57%	2.44%
Other earning assets	6.19	3.95	3.24	2.56	2.27
Mortgage loans held-for-sale	5.09	5.51	4.20	4.06	3.89
Loans, net of unearned income	4.87	4.73	4.61	4.40	4.28
Covered loans	—	—	—	—	5.66
Total earning assets	4.58%	4.45%	4.32%	4.13%	4.00%
Rate paid on:
NOW and interest bearing demand deposits	0.60%	0.39%	0.33%	0.25%	0.24%
Wealth management deposits	1.23	1.31	1.19	0.98	0.80
Money market accounts	1.19	0.98	0.67	0.42	0.36
Savings accounts	0.48	0.43	0.40	0.39	0.39
Time deposits	1.83	1.66	1.37	1.16	1.09
Interest-bearing deposits	1.20%	1.06%	0.84%	0.67%	0.61%
Federal Home Loan Bank advances	1.84	1.80	1.70	1.69	2.59
Other borrowings	3.29	2.96	2.84	2.62	2.48
Subordinated notes	5.14	5.10	5.14	5.10	5.14
Junior subordinated debentures	4.60	4.54	4.42	3.89	3.55
Total interest-bearing liabilities	1.33%	1.17%	1.00%	0.83%	0.75%
Interest rate spread	3.25%	3.28%	3.32%	3.30%	3.25%
Less: Fully tax-equivalent adjustment	(0.02)	(0.02)	(0.02)	(0.02)	(0.04)
Net free funds/contribution	0.38	0.33	0.31	0.26	0.24
Net interest margin (GAAP)	3.61%	3.59%	3.61%	3.54%	3.45%
Fully tax-equivalent adjustment	0.02	0.02	0.02	0.02	0.04
Net interest margin - FTE	3.63%	3.61%	3.63%	3.56%	3.49%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Income - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2018	2018	2018	2018	2017
Brokerage	$4,997	$5,579	$5,784	$6,031	$6,067
Trust and asset management	17,729	17,055	16,833	16,955	15,843
Total wealth management	22,726	22,634	22,617	22,986	21,910
Mortgage banking	24,182	42,014	39,834	30,960	27,411
Service charges on deposit accounts	9,065	9,331	9,151	8,857	8,907
Gains (losses) on investment securities, net	(2,649)	90	12	(351)	14
Fees from covered call options	626	627	669	1,597	1,610
Trading gains (losses), net	(155)	(61)	124	103	24
Operating lease income, net	10,882	9,132	8,746	9,691	8,598
Other:
Interest rate swap fees	2,602	2,359	3,829	2,237	1,963
BOLI	(466)	3,190	1,544	714	754
Administrative services	1,260	1,099	1,205	1,061	1,103
Early pay-offs of capital leases	3	11	554	33	7
Miscellaneous	7,232	9,504	6,948	7,791	8,737
Total other income	10,631	16,163	14,080	11,836	12,564
Total Non-Interest Income	$75,308	$99,930	$95,233	$85,679	$81,038
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Expense - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2018	2018	2018	2018	2017
Salaries and employee benefits:
Salaries	$67,708	$69,893	$66,976	$61,986	$58,239
Commissions and incentive compensation	33,656	34,046	35,907	31,949	40,723
Benefits	20,747	19,916	18,792	18,501	19,047
Total salaries and employee benefits	122,111	123,855	121,675	112,436	118,009
Equipment	11,523	10,827	10,527	10,072	9,500
Operating lease equipment depreciation	8,462	7,370	6,940	6,533	7,015
Occupancy, net	15,980	14,404	13,663	13,767	14,154
Data processing	8,447	9,335	8,752	8,493	7,915
Advertising and marketing	9,414	11,120	11,782	8,824	7,382
Professional fees	9,259	9,914	6,484	6,649	8,879
Amortization of other intangible assets	1,407	1,163	997	1,004	1,028
FDIC insurance	4,044	4,205	4,598	4,362	4,324
OREO expense, net	1,618	596	980	2,926	599
Other:
Commissions - 3rd party brokers	779	1,059	1,174	1,252	1,057
Postage	2,047	2,205	2,567	1,866	1,427
Miscellaneous	16,242	17,584	16,630	16,165	15,291
Total other expense	19,068	20,848	20,371	19,283	17,775
Total Non-Interest Expense	$211,333	$213,637	$206,769	$194,349	$196,580

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Allowance for Credit Losses, excluding covered loans - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2018	2018	2018	2018	2017
Allowance for loan losses at beginning of period	$149,756	$143,402	$139,503	$137,905	$133,119
Provision for credit losses	10,401	11,042	5,043	8,346	7,772
Other adjustments (1)	(79)	(18)	(44)	(40)	698
Reclassification (to) from allowance for unfunded lending-related commitments	(150)	(2)	—	26	7
Charge-offs:
Commercial	6,416	3,219	2,210	2,687	1,340
Commercial real estate	219	208	155	813	1,001
Home equity	715	561	612	357	728
Residential real estate	267	337	180	571	542
Premium finance receivables - commercial	1,741	2,512	3,254	4,721	2,314
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	148	144	459	129	207
Total charge-offs	9,506	6,981	6,870	9,278	6,132
Recoveries:
Commercial	225	304	666	262	235
Commercial real estate	1,364	193	2,387	1,687	1,037
Home equity	105	142	171	123	359
Residential real estate	47	466	1,522	40	165
Premium finance receivables - commercial	567	1,142	975	385	613
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	40	66	49	47	32
Total recoveries	2,348	2,313	5,770	2,544	2,441
Net charge-offs	(7,158)	(4,668)	(1,100)	(6,734)	(3,691)
Allowance for loan losses at period end	$152,770	$149,756	$143,402	$139,503	$137,905
Allowance for unfunded lending-related commitments at period end	1,394	1,245	1,243	1,243	1,269
Allowance for credit losses at period end	$154,164	$151,001	$144,645	$140,746	$139,174
Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	0.33%	0.16%	0.09%	0.14%	0.07%
Commercial real estate	(0.07)	0.00	(0.14)	(0.05)	0.00
Home equity	0.43	0.28	0.29	0.15	0.22
Residential real estate	0.10	(0.06)	(0.64)	0.26	0.18
Premium finance receivables - commercial	0.16	0.19	0.34	0.68	0.26
Premium finance receivables - life insurance	0.00	0.00	0.00	0.00	0.00
Consumer and other	0.30	0.23	1.21	0.26	0.52
Total loans, net of unearned income, excluding covered loans	0.12%	0.08%	0.02%	0.13%	0.07%
Net charge-offs as a percentage of the provision for credit losses	68.82%	42.27%	21.81%	80.69%	47.49%
Loans at period-end	$23,820,691	$23,123,951	$22,610,560	$22,062,134	$21,640,797
Allowance for loan losses as a percentage of loans at period end	0.64%	0.65%	0.63%	0.63%	0.64%
Allowance for credit losses as a percentage of loans at period end	0.65%	0.65%	0.64%	0.64%	0.64%

(1)	Includes $742,000 of allowance for covered loan losses reclassified as a result of the termination of all existing loss share agreements with the FDIC during the fourth quarter of 2017.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Performing Assets, excluding covered assets - 5 Quarter Trends

	December 31,	September 30,	June 30,	March 31,	December 31,(3)
(Dollars in thousands)	2018	2018	2018	2018	2017
Loans past due greater than 90 days and still accruing(1):
Commercial	$—	$5,122	$—	$—	$—
Commercial real estate	—	—	—	—	—
Home equity	—	—	—	—	—
Residential real estate	—	—	—	—	3,278
Premium finance receivables - commercial	7,799	7,028	5,159	8,547	9,242
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	109	233	224	207	40
Total loans past due greater than 90 days and still accruing	7,908	12,383	5,383	8,754	12,560
Non-accrual loans(2):
Commercial	50,984	58,587	18,388	14,007	15,696
Commercial real estate	19,129	17,515	19,195	21,825	22,048
Home equity	7,147	8,523	9,096	9,828	8,978
Residential real estate	16,383	16,062	15,825	17,214	17,977
Premium finance receivables - commercial	11,335	13,802	14,832	17,342	12,163
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	348	355	563	720	740
Total non-accrual loans	105,326	114,844	77,899	80,936	77,602
Total non-performing loans:
Commercial	50,984	63,709	18,388	14,007	15,696
Commercial real estate	19,129	17,515	19,195	21,825	22,048
Home equity	7,147	8,523	9,096	9,828	8,978
Residential real estate	16,383	16,062	15,825	17,214	21,255
Premium finance receivables - commercial	19,134	20,830	19,991	25,889	21,405
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	457	588	787	927	780
Total non-performing loans	$113,234	$127,227	$83,282	$89,690	$90,162
Other real estate owned	11,968	14,924	18,925	18,481	20,244
Other real estate owned - from acquisitions	12,852	13,379	16,406	18,117	20,402
Other repossessed assets	280	294	305	113	153
Total non-performing assets	$138,334	$155,824	$118,918	$126,401	$130,961
TDRs performing under the contractual terms of the loan agreement	$33,281	$31,487	$57,249	$39,562	$39,683
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.65%	0.85%	0.25%	0.20%	0.23%
Commercial real estate	0.28	0.26	0.29	0.33	0.34
Home equity	1.29	1.47	1.53	1.57	1.35
Residential real estate	1.63	1.74	1.77	1.98	2.55
Premium finance receivables - commercial	0.67	0.72	0.71	1.00	0.81
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	0.38	0.51	0.65	0.87	0.72
Total loans, net of unearned income	0.48%	0.55%	0.37%	0.41%	0.42%
Total non-performing assets as a percentage of total assets	0.44%	0.52%	0.40%	0.44%	0.47%
Allowance for loan losses as a percentage of total non-performing loans	134.92%	117.71%	172.19%	155.54%	152.95%

(1)
Loans past due greater than 90 days and still accruing interest included TDRs totaling $5.1 million as of September 30, 2018. As of December 31, 2018, June 30, 2018, March 31, 2018 and December 31, 2017, no TDRs were past due greater than 90 days and still accruing interest.

(2)
Non-accrual loans included TDRs totaling $32.8 million, $34.7 million, $8.1 million, $8.1 million and $10.1 million as of December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018 and December 31, 2017, respectively.

(3)
Includes $2.6 million of non-performing loans and $2.9 million of other real estate owned reclassified from covered assets as a result of the termination of all existing loss share agreements with the FDIC during the fourth quarter of 2017.